                                                                     EXHIBIT 2.2

                                   AGREEMENT
                                      AND
                                 PLAN OF MERGER


                             C. BREWER HOMES, INC.
                       MAUNA LOA MACADAMIA PARTNERS, L.P.


                               December 18, 1997


                               TABLE OF CONTENTS
                               -----------------
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                                                                                             PAGE

ARTICLE I

     DEFINITIONS..............................................................................  1

ARTICLE II

     THE MERGER AND RELATED MATTERS...........................................................  7

        2.1   The Merger......................................................................  7

        2.2   Conversion of the Corporation's Stock...........................................  8

        2.3   Adjustments for Dilution and Other Matters......................................  9

        2.4   Exchange Procedures............................................................. 10

        2.5   Admission, Voting and Distributions............................................. 11

        2.6   No Liability.................................................................... 11

        2.7   Withholding Rights.............................................................. 11

        2.8   Limited Partnership Agreement of Surviving Entity; Fiscal Year.................. 12

        2.9   Management of the Surviving Entity.............................................. 12

        2.10  Options......................................................................... 12

ARTICLE III

     THE CLOSING.............................................................................. 13

        3.1   Closing......................................................................... 13

        3.2   Filings......................................................................... 13

        3.3   Documents to be Delivered....................................................... 13
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                                       i

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION..................................  14

        4.1   Incorporation, Standing, and Power...................................  14

        4.2   Capitalization.......................................................  14

        4.3   Subsidiaries.........................................................  15

        4.4   Financial Statements.................................................  15

        4.5   SEC/Regulatory Filings...............................................  15

        4.6   Authority of the Corporation.........................................  15

        4.7   Insurance............................................................  16

        4.8   Title to Assets......................................................  17

        4.9   Real Estate..........................................................  17

        4.10  Litigation...........................................................  17

        4.11  Taxes................................................................  18

        4.12  Compliance with Laws and Regulations.................................  19

        4.13  Performance of Obligations...........................................  19

        4.14  Employees............................................................  19

        4.15  Brokers and Finders..................................................  20

        4.16  Material Contracts...................................................  20

        4.17  Absence of Material Change...........................................  22

        4.18  Licenses and Permits.................................................  22

        4.19  No Material Liabilities; Environmental...............................  22

        4.20  Employee Benefit Plans...............................................  24
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                                      ii

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
        4.21   Corporate Records......................................................... 27

        4.22   Power of Attorney......................................................... 27

        4.23   Disclosure Documents, Reports and Applications............................ 27

        4.24   Accuracy of Information Furnished......................................... 28

        4.25   Accounting Records........................................................ 28

        4.26   Intellectual Property Rights.............................................. 29

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP................................... 29

        5.1    Organization, Standing, and Power......................................... 29

        5.2    Capitalization............................................................ 29

        5.3    Subsidiaries.............................................................. 30

        5.4    Financial Statements...................................................... 30

        5.5    SEC/Regulatory Filings.................................................... 30

        5.6    Authority of the Partnership.............................................. 30

        5.7    Insurance................................................................. 31

        5.8    Title to Assets........................................................... 31

        5.9    Real Estate............................................................... 32

        5.10   Litigation................................................................ 32

        5.11   Taxes..................................................................... 32

        5.12   Compliance with Laws and Regulations...................................... 34

        5.13   Performance of Obligations................................................ 34
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                                      iii
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        5.14   Employees.......................................................................  34

        5.15   Brokers and Finders.............................................................  34

        5.16   Material Contracts..............................................................  34

        5.17   Absence of Material Change......................................................  35

        5.18   Licenses and Permits............................................................  36

        5.19   No Material Liabilities; Environmental..........................................  36

        5.20   Partnership Records.............................................................  38

        5.21   Disclosure Documents, Reports and Applications..................................  38

        5.22   Accuracy of Information Furnished...............................................  39

        5.23   Accountants' Letters............................................................  39

        5.24   Validity of Units...............................................................  39

ARTICLE VI

     COVENANTS OF THE CORPORATION
     PENDING EFFECTIVE TIME OF THE MERGER......................................................  39

        6.1    Limitation on the Corporation's Conduct Prior to Effective Time.................  39

        6.2    No Solicitation, Etc............................................................  41

        6.3    Affirmative Conduct of the Corporation Prior to Effective Time..................  42

        6.4    Access to Information...........................................................  44

        6.5    Notices.........................................................................  45

        6.6    Stockholders' Meeting...........................................................  45

        6.7    Termination of Corporation Stock Option Plan....................................  45
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                                      iv
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ARTICLE VII
     COVENANTS OF THE PARTNERSHIP........................................................  45

        7.1    Limitation on the Partnership's Conduct Prior to Effective Time...........  45

        7.2    Affirmative Conduct of the Partnership Prior to Effective Time............  46

        7.3    Access to Information.....................................................  48

        7.4    Notices...................................................................  48

        7.5    Unitholders' Meeting......................................................  48

ARTICLE VIII

     ADDITIONAL COVENANTS................................................................  49

        8.1    Regulatory Matters........................................................  49

        8.2    Certain Legal Impediments to Merger.......................................  50

        8.3    Additional Agreements; Parties............................................  50

        8.4    Publicity.................................................................  50

        8.5    Affiliates Agreements and Stability Agreements............................  51

ARTICLE IX

CONDITIONS PRECEDENT TO THE MERGER.......................................................  51

        9.1    Stockholder and Unitholder Approval.......................................  51

        9.2    No Judgments or Orders....................................................  51

        9.3    Regulatory Approvals......................................................  51

        9.4    Tax Matters...............................................................  52

        9.5    S-4 and Proxy Statement...................................................  52

        9.6    NYSE Listing..............................................................  52
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                                       v
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ARTICLE X
     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE CORPORATION............................................   52

        10.1   Legal Opinion...............................................................................   52

        10.2   Representations and Warranties; Performance of Covenants....................................   52

        10.3   Authorization of Merger and Amendments to Limited Partnership
               Agreement...................................................................................   52

        10.4   Absence of Certain Changes..................................................................   53

        10.5   Certificates................................................................................   53

ARTICLE XI

     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTNERSHIP............................................   53

        11.1   Legal Opinion...............................................................................   53

        11.2   Representations and Warranties; Performance of Covenants....................................   53

        11.3   Authorization of Merger.....................................................................   54

        11.4   Absence of Conditions.......................................................................   54

        11.5   Third Party Consents........................................................................   54

        11.6   Absence of Certain Changes..................................................................   54

        11.7   Certificates................................................................................   54

        11.8   Blue Sky Matters............................................................................   55

        11.9   Agreements..................................................................................   55

        11.10  Stability Agreements........................................................................   55

        11.11  Loan Extension..............................................................................   55
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                                      vi
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
        11.12  Amendments to Partnership Agreement............................   55

ARTICLE XII

     EMPLOYEE MATTERS.........................................................   55

        12.1   Employee Retention.............................................   55

        12.2   Employee Benefits..............................................   55

        12.3   Prior Service Credit...........................................   56

        12.4   Indemnification of Directors and Officers......................   56

ARTICLE XIII

     TERMINATION..............................................................   56

        13.1   Termination....................................................   56

        13.2   Effect of Termination..........................................   57

ARTICLE XIV

     MISCELLANEOUS............................................................   58

        14.1   Expenses.......................................................   58

        14.2   Notices........................................................   58

        14.3   Successors and Assigns.........................................   59

        14.4   Counterparts...................................................   59

        14.5   Effect of Representations and Warranties.......................   59

        14.6   Third Parties..................................................   59

        14.7   Schedules; Exhibits; Integration...............................   59

        14.8   Governing Law..................................................   60

        14.9   Captions.......................................................   60
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                                      vii
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
        14.10  Severability..................................................    60

        14.11  Waiver, Modification and Amendment............................    60

        14.12  Attorney's Fees...............................................    61

        14.13  Jury Waiver...................................................    61

EXHIBITS

A       Form of Affiliate's Agreement
B       Opinion of Partnership's Counsel
C       Opinion of Corporation's Counsel

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------



          This AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the 18th day of December 1997, by and between Mauna Loa Macadamia Partners, L.P., a Delaware limited partnership ("the Partnership"), and C. Brewer Homes, Inc., a Delaware corporation (the "Corporation").

                                R E C I T A L S:
                                - - - - - - - -

          WHEREAS, the Partnership and the Corporation desire to effect a merger (the "Merger") in accordance with the terms of this Agreement.

          WHEREAS, the Board of Directors of Mauna Loa Resources Inc., in its capacity as the managing general partner of the Partnership, and the Board of Directors of the Corporation believe that it is in the best interests of the Partnership, the Corporation, and their respective unitholders and stockholders to provide for the Merger of the Corporation with and into the Partnership upon the terms and subject to the conditions set forth herein.

          WHEREAS, the Partnership and the Corporation desire to make certain representations, warranties, covenants, and agreements in connection with the contemplated Merger.

          NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants, and agreements contained herein, the Partnership and the Corporation hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

          1.1 "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          1.2 "Alternative Transaction" means any of the following involving the Corporation (other than transactions with the Partnership): any merger, consolidation, share exchange, or other business combination; a sale, lease, exchange, mortgage, pledge, transfer, or other disposition of assets of the Corporation (as applicable) representing 10% or more of the Corporation's assets (other than in the ordinary course of business and other than the sale for reasonably equivalent value of any or all of the assets listed in Schedule 1.2 hereto); a sale of shares of capital stock or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock (exclusive of the sale of shares upon the exercise of options outstanding at December 1, 1997), representing 10% or more of the voting power of the Corporation; or a tender offer or exchange offer for at least 10% of the outstanding shares of the Corporation.

          1.3 "Average Price of Partnership Units" means the average of the closing price of the Partnership's Class A Depositary Units on the NYSE as reported in The Wall Street Journal for the twenty (20) consecutive trading days ending on the third trading day immediately prior to the Closing Date. The term "trading day" shall mean a day on which trading generally takes place on the NYSE and on which trading in the Partnership Units has not been halted or suspended.

          1.4  "Bankruptcy Exception" has the meaning set forth in Section 4.6.

          1.5 "Burial Site" means any portion of a property which may qualify as a "burial site" as defined under Haw. Rev. Stat. Section 6E-2.

          1.6 "Business Day" means any day other than Saturday, Sunday, or a day recognized as a holiday by either the Partnership or the Corporation.

          1.7 "Class B Units" means the Class B Units authorized by the Limited Partnership Agreement as of the date hereof.

          1.8  "Certificate of Merger" has the meaning set forth in Section 2.1.

          1.9  "Closing" has the meaning set forth in Section 3.1.

          1.10 "Closing Date" means the date on which the Closing is to be conducted, as provided by Section 3.1.

          1.11 "Code" means the Internal Revenue Code of 1986, as amended.

          1.12 "Conservation Laws" means any applicable federal, state, or local statute, law, ordinance, rule, regulation, or order relating to the conservation, preservation, management or protection of an Endangered Species and related Critical Habitat, including without limitation: (i) the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531 et seq.; and (ii) Hawaii laws regarding Conservation of Aquatic Life, Wildlife, and Land Plants, as amended, Haw. Rev. Stat. Chapter 195D, as such laws have been amended or supplemented now or in the future.

          1.13 "Corporation Options" means options, rights, or warrants to purchase Corporation Stock granted by the Corporation.

          1.14 "Corporation Real Property" has the meaning set forth in Section 4.9.

          1.15 "Corporation Scheduled Contracts" has the meaning set forth in
Section 4.16.

          1.16 "Corporation Schedules" means the Schedules prepared and delivered by the Corporation pursuant to this Agreement.

          1.17 "Corporation Stock" means the Class A Common Stock and the Class B Common Stock of the Corporation.

          1.18 "Corporation Stock Option Plan" means the C. Brewer Homes, Inc. 1993 Stock Option Plan and each program thereunder.

          1.19 "Critical Habitat" means any portion of the properties owned on leased by the Partnership or the Corporation which may qualify as "critical habitat" as defined under the Conservation Laws.

          1.20 "Delaware RULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended.

          1.21 "Depositary" means the Person then serving as the Partnership's depositary under the Depositary Agreement.

          1.22 "Depositary Agreement" means the depositary agreement between the Partnership and the Depositary, as amended or supplemented from time to time.

          1.23 "Depositary Receipt" means a depositary receipt, executed and delivered by the Depositary or agents appointed by the Depositary in accordance with the Depositary Agreement, evidencing ownership of one or more Depositary Units.

          1.24 "Depositary Unit" means a Partnership Unit on deposit with the Depositary pursuant to the Depositary Agreement.

          1.25 "DGCL" means the Delaware General Corporation Law, as amended.

          1.26 "Effective Time" means the date and time of filing of the Certificate of Merger with the Secretary of State of Delaware or such later effective time as may be agreed by the parties and set forth in such Certificate.

          1.27 "Employee Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

          1.28 "Employee Pension Benefit Plan" has the meaning set forth in
Section 3(2) of ERISA.

          1.29 "Employee Plans" has the meaning set forth in Section 4.20(a).

          1.30 "Endangered Species" means any: (i) aquatic life, wildlife and plant that is included in the definition of "endangered species" under the Conservation Laws; and (ii) aquatic life, wildlife and plant included in the definition of "threatened species" under the Conservation Laws.

          1.31 "Environmental Law" means any applicable federal, state, or local statute, law, ordinance, rule, regulation, or order relating to the environment, natural resources, or human health, including without limitation: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 2601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; (iii) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; (iv) the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; (v) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; (vi) the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, insofar as such Act relates to environmental, natural resources or human health matters;
(vii) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C.
Section 1101 et seq.; (viii) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and (ix) Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
Section 136 et seq., as such laws have been amended or supplemented now or in the future.

          1.32 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          1.33 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          1.34 "Exchange Agent" means the Person appointed by the General Partner of the Partnership, which may be a Person serving as the Depositary or as the Transfer Agent, to effect the exchange of certificates contemplated by
Section 2.4.

          1.35 "Exchange Ratio" has the meaning set forth in Section 2.2(a).

          1.36 "Financial Statements of the Partnership" means (i) the audited financial statements and notes thereto of the Partnership and the related opinions thereon included in the Partnership's Annual Reports on Form 10-K for the years ended December 31, 1994, 1995, and 1996 and (ii) the unaudited interim financial statements and notes thereto of the Partnership included in the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997.

          1.37 "Financial Statements of the Corporation" means (i) the audited financial statements and notes thereto of the Corporation and the related opinions thereon included in the Corporation's Annual Reports on Form 10-K for the years ended March 31, 1995, 1996, and 1997 and (ii) the unaudited interim financial statements and notes thereto of the Corporation included in the Corporation's Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 1997.

          1.38 "General Partner" means the managing general partner of the Partnership, which at the date of this Agreement is Mauna Loa Resources Inc.; "General Partners" means the Partnership's managing general partner and any other Person who may then be an additional general partner of the Partnership.

          1.39 "Hazardous Substances" means: (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," "pollutants" or "contaminants"; (ii) oil, petroleum, or petroleum products; and (iii) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          1.40 "Historic Site" means any portion of a property which may qualify as "historic property" as defined under Haw. Rev. Stat. Section 6E-2.

          1.41 "Immediate Family" means a Person's spouse, parents, in-laws, children, and siblings.

          1.42 "IRS" means the Internal Revenue Service.

          1.43 "Knows", "known" and "knowledge", when used with reference to the Corporation or the Partnership, means the actual knowledge of any director or executive officer of the Corporation or the General Partner of the Partnership, respectively, or the knowledge which such a director or executive officer should have after reasonable inquiry with respect to the matter in question.

          1.44 "Limited Partnership Agreement" means the Agreement of Limited Partnership of Mauna Loa Macadamia Partners, L.P., as amended from time to time.

          1.45 "NYSE" means the New York Stock Exchange.

          1.46 "Partnership Scheduled Contracts" has the meaning set forth in
Section 5.14.

          1.47 "Partnership Schedules" means the schedules prepared and delivered by the Partnership pursuant to this Agreement.

          1.48 "Partnership Units" mean the Class A Units of the Partnership.

          1.49 "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, government, or governmental department or agency.

          1.50 "Proxy Statement" means the Joint Proxy Statement/Prospectus that is used to solicit proxies for the Stockholders' Meeting and the Unitholders' Meeting, and to offer and sell the Partnership Units to be issued in connection with the Merger.

          1.51 "Related Group of Persons" means Affiliates, members of an Immediate Family, or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC.

          1.52 "S-4" means the registration statement on Form S-4 to be filed with the SEC relating to the registration under the Securities Act of the Depositary Units to be issued in connection with the Merger.

          1.53 "SEC" means the Securities and Exchange Commission.

          1.54 "SEC Filings of the Corporation" means all reports, registration statements, proxy statements, or other filings made by the Corporation with the SEC during the time period from March 31, 1993 through the date of this Agreement.

          1.55 "SEC Filings of the Partnership" means all reports, registration statements, proxy statements, or other filings made by Partnership with the SEC during the time period from December 31, 1992 through the date of this Agreement.

          1.56 "Securities Act" means the Securities Act of 1933, as amended.

          1.57 "Stockholders' Meeting" means the meeting of the Corporation's stockholders referred to in Section 6.6, including any adjournments or postponements thereof.

          1.58 "Surviving Entity" means the business entity surviving the Merger.

          1.59 "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, workers' compensation, disability, Pension Guaranty Benefit Corporation premium, real property, personal property, ad valorem, sales, use, transfer, conveyance, registration, value added, alternative, or add-on minimum, estimated, or other taxes, or assessments in the nature of taxes, of any kind whatsoever and however denominated, including any interest, penalty, or addition thereto, whether disputed or not.

          1.60 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          1.61 "Transfer Agent" means the Depositary or any bank, trust company, or other Person appointed by the Partnership to act as transfer agent for Depositary Receipts.

          1.62 "Transfer Application" means a request for admission as a Substituted Limited Partner or Additional Limited Partner, an agreement to be bound by the terms of the Limited Partnership Agreement and the Depositary Agreement, a power of attorney, and the provision of such other information as the Partnership shall request in such forms as are approved by the Partnership, as provided by the Limited Partnership Agreement.

          1.63 "Understanding" means any contract, agreement, understanding, commitment, or offer, whether written or oral, which is, or to the knowledge of the Corporation or the Partnership, as applicable, if accepted by another Person is reasonably likely to become, a binding obligation of such entity.

          1.64 "Unit Certificate" means a non-negotiable certificate issued by the Partnership evidencing ownership of one or more Partnership Units.

          1.65 "Unitholders' Meeting" means the meeting of Partnership unitholders referred to in Section 7.5, including any adjournments or postponements thereof.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

          2.1  The Merger. The Merger shall become effective at the date and
               ----------
time of filing with the Secretary of State of Delaware of a duly executed and verified certificate of merger ("Certificate of Merger") (or at such later effective date and time as may be agreed by the parties and set forth in the Certificate of Merger) in accordance with applicable provisions of Delaware law. At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of Delaware law, including without limitation Section 17-211(h) of the Delaware RULPA and/or Sections 259(a) and 263 of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the following transactions will be deemed to have occurred simultaneously:

          (a) The Corporation shall be merged with and into the Partnership with the Partnership being the Surviving Entity, the separate corporate existence of the Corporation shall cease, and the Partnership shall continue its existence as the Surviving Entity under the laws of the State of Delaware;

          (b) All the properties, rights, privileges, powers, and franchises of the Partnership and the Corporation shall be vested in the Partnership as the Surviving Entity, and all debts, liabilities, obligations and duties of the Partnership and the Corporation shall become the debts, liabilities, obligations, and duties of the Partnership as the Surviving Entity;

          (c) The Partnership as the Surviving Entity shall succeed to and assume all the rights, privileges, liabilities, and obligations of the Corporation, under each and every note, license, agreement, contract, arrangement, or other instrument or obligation of the Partnership and the Corporation;

          (d) Each Partnership Unit issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding Partnership Unit of the Surviving Entity and shall not be converted or otherwise affected by the Merger; and

          (e) Each share of Corporation Stock issued and outstanding immediately prior to the Effective Time shall be automatically canceled, shall cease to be an issued and outstanding share of the Corporation's stock and shall be converted into Partnership Units to be represented by Unit Certificates or Depositary Receipts and/or the right to receive cash, as provided in Section 2.2.

          2.2  Conversion of the Corporation's Stock.
               -------------------------------------

          (a) Exchange Ratio.  Subject to the other provisions of this Article
              --------------
II, (i) each share of Corporation Stock, regardless of class, issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into six hundred and sixty-seven thousandths (.667) of a Partnership Unit (the "Exchange Ratio"), and (ii) each share of Corporation Stock, regardless of class, that is held by the Partnership or that is held as treasury stock by the Corporation, shall be cancelled.

          (b) No Further Transfers.  Immediately prior to the Effective Time,
              --------------------
the share transfer books of the Corporation shall be closed and no transfer of Corporation Stock shall thereafter be made or recognized.

          (c) No Fractional Units.  Notwithstanding any other provisions of this
              -------------------
Agreement, each holder of shares of Corporation Stock who would otherwise have been entitled to receive a fraction of a Partnership Unit (after taking into account all shares of Corporation Stock held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a Partnership Unit multiplied by the Average Price of Partnership Units. No holder of Corporation Stock converted in the Merger will be entitled to distributions, voting rights, or any other rights as a unitholder in respect of any fractional share of a Partnership Unit.

          (d) Calculations.  The Average Price of Partnership Units, and any
              ------------
calculation required by Section 2.3, shall be prepared by the Partnership prior to the anticipated Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of the General Partner and furnished to the Corporation on the Closing Date. Such certificate shall show the manner of calculation in reasonable detail, and shall be conclusive absent manifest error. For purposes of this Agreement, any calculation of the Exchange Ratio or of a portion of a Partnership Unit shall be rounded to the nearest one-thousandth (.001), and any cash payment shall be rounded to the nearest cent.

          (e) Dissenting Shares.  Each outstanding share of Corporation Stock as
              -----------------
to which a written demand for appraisal has been delivered in accordance with
Section 262 of the DGCL at or prior to the vote of the Corporation's stockholders on the Merger and not withdrawn at or prior to the time of such vote and which is not voted in favor of the Merger shall not be converted into Partnership Units (and/or the right to receive cash in lieu of fractional units) unless and until the holder (a "Dissenting Stockholder") shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her shares of Corporation Stock under such
Section 262, at which time such holder's shares shall be converted in accordance with Sections 2.2(a) through 2.2(d). The Corporation agrees that prior to the Effective Time it will not, except with the prior written consent of the Partnership, voluntarily make any payment with respect to, or settle or offer to settle, any such demand. Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of said Section 262, to payment for his or her shares of Corporation Stock shall receive payment therefor from the Partnership (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

          2.3  Adjustments for Dilution and Other Matters.
               ------------------------------------------

          (a) Antidilution.  If prior to the Effective Time, the outstanding
              ------------
Partnership Units or shares of Corporation Stock shall have been increased, decreased, changed into, or exchanged for a different number or kind of units or securities, in each case as a result of a reorganization, recapitalization, reclassification, split, reverse split or other similar change in capitalization (provided that no such action may be taken by the Partnership or the Corporation without the other party's prior written consent as provided herein), then an appropriate adjustment or adjustments will be made to the Exchange Ratio.

          (b) Exercise of Certain Options.  If prior to the Effective Time the
              ---------------------------
Corporation issues more than 10,000 shares of Corporation Stock as a result of the exercise of Corporation Options, the Exchange Ratio shall be adjusted so as to equal the amount, rounded to the nearest one-thousandth, obtained by dividing 5,563,891 by the number of shares of Corporation Stock issued and outstanding immediately prior to the Effective Time.

          2.4  Exchange Procedures.
               -------------------

          (a) Exchange Agent.  No later than the Effective Time, the Partnership
              --------------
shall deposit with the Depositary Unit Certificates for the number of Partnership Units issuable in the Merger, and will cause the Depositary to deliver to the Exchange Agent Depositary Receipts in respect of the Unit Certificates so deposited. The Partnership shall also deposit with the Exchange Agent an amount of cash sufficient to cover payments in lieu of fractional Partnership Units. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Depositary Receipts held by it from time to time hereunder, except that it shall receive and hold all distributions paid with respect to Partnership Units represented thereby for the account of the Persons entitled thereto. Not later than five Business Days prior to the Effective Time, the Partnership shall give written notice to the Corporation of the name, address, contact person and telephone number of the Exchange Agent.

          (b) Exchange of Certificates.  As promptly as practicable after the
              ------------------------
Effective Time, the Partnership shall cause the Exchange Agent to send to each holder of record of Corporation Stock immediately prior to the Effective Time transmittal materials (including the Partnership's then-current form of Transfer Application) for use in exchanging Corporation Stock certificates. Each holder of a certificate formerly representing Corporation Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate) to the Exchange Agent, together with properly executed transmittal materials and an executed Transfer Application, shall, upon acceptance thereof, be entitled to a Depositary Receipt (or if no Transfer Application is submitted shall be entitled to a Unit Certificate) representing the number of whole Partnership Units to which such holder is entitled (and cash in lieu of fractional Partnership Units to which such holder would otherwise be entitled). The Exchange Agent shall accept such stock certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. The Partnership shall not be obligated to deliver Unit Certificates, Depositary Receipts, or cash in lieu of fractional Partnership Units to which any former holder of Corporation Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of Corporation Stock (or customary affidavits and indemnification regarding the loss or destruction of such certificate) for exchange, together with properly executed transmittal materials, as provided in this Section 2.4. If any Depositary Receipt or Unit Certificate, or any check representing cash and/or declared but unpaid distributions, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

          (c) Affiliates.  Certificates surrendered for exchange by any Person
              ----------
constituting an "affiliate" of the Corporation for purposes of Rule 145 under the Securities Act who has been so designated by the Partnership in a notice delivered to the Exchange Agent, shall not be exchanged for Depositary Receipts or Unit Certificates, until the Partnership notifies the Exchange Agent that it has received a written agreement from such Person as contemplated by Section 8.5(a).

          2.5  Admission, Voting and Distributions.  Stockholders of record of
               -----------------------------------
the Corporation immediately prior to the Effective Time shall be admitted to the Partnership as limited partners in accordance with the provisions of the Limited Partnership Agreement, as amended pursuant to Section 2.8, and (until such holder's Partnership Units are transferred of record, as provided by the Limited Partnership Agreement then in effect) shall thereafter be entitled to vote, and to receive distributions from the Partnership, in respect of the number of whole Partnership Units into which such holder's shares of Corporation Stock have been converted in the Merger. The Partnership Units into which any such holder's Corporation Stock is converted and for which no Depositary Receipt has been issued to such holder shall be transferable only as and to the extent provided by the Limited Partnership Agreement with respect to Partnership Units represented by Unit Certificates. Until surrendered or exchanged in accordance with the provisions of Section 2.4 of this Agreement, at and after the Effective Time each certificate theretofore representing shares of Corporation Stock shall for all purposes represent only the right to receive Unit Certificates or Depositary Receipts with respect to the number of whole Partnership Units into which such shares have been converted, together with cash in lieu of fractional Partnership Units.

          2.6  No Liability.  Neither the Partnership, the Corporation, nor the
               ------------
Exchange Agent shall be liable to any holder of shares of Corporation Stock for any Partnership Units (or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          2.7  Withholding Rights.  The Partnership or the Exchange Agent shall
               ------------------
be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Corporation Stock such amounts as the Partnership or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by the Partnership or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Corporation Stock in respect of which such deduction and withholding was made by the Partnership or the Exchange Agent.

          2.8  Limited Partnership Agreement of Surviving Entity; Fiscal Year.
               --------------------------------------------------------------
At the Unitholders' Meeting to be held pursuant to Section 7.5, there shall be submitted for approval of the unitholders amendments to the Partnership's Certificate of Limited Partnership and its Limited Partnership Agreement: (a) changing the name of the Partnership to Hawaii Land & Farming Company, L.P.; (b) eliminating the provisions thereof pertaining to Class B Units; (c) replacing all existing provisions concerning mandatory distributions of cash flow with provisions that confer on the General Partner discretion to determine the amount and timing of all distributions; (d) eliminating provisions concerning the Partnership's special general partner (subject to the acquisition by the present General Partner of the general partnership interest held by the special general partner, or the conversion of such interest to a limited partnership interest represented by Partnership Units); (e) modifying the Limited Partnership Agreement in such respects as may in the good faith business judgment of the General Partner be necessary or desirable to reflect the broadened scope of the Partnership's business following the Merger; and (f) accomplishing such other changes, if any, as may be proposed by the General Partner. The Partnership's Certificate of Limited Partnership and Limited Partnership Agreement, as it is proposed by the General Partner to be amended, shall be subject to approval by the Negotiating Committee of the Corporation's Board of Directors (which approval shall not be unreasonably withheld or delayed). Such amendments shall be effective prior to the Effective Time. At the Effective Time, the Limited Partnership Agreement of the Partnership, as in effect immediately prior to the Effective Time, shall continue to be the limited partnership agreement of the Surviving Entity until it shall be further amended in accordance with its terms. The Partnership's fiscal year of January 1 to December 31 shall not be altered in connection with the Merger.

          2.9  Management of the Surviving Entity.  At the Effective Time of the
               ----------------------------------
Merger, Mauna Loa Resources Inc. shall continue to serve as the General Partner of the Partnership, and neither its corporate structure (including its articles and bylaws) nor its directors and officers shall be affected by the transactions contemplated hereby, although it is anticipated that prior to the Effective Time Mauna Loa Resources Inc. will change its name to HLF, Inc. and that as soon as practicable after the Effective Time the number of members of its Board of Directors will be increased from five (5) to seven (7), consisting of the following persons (unless unable or unwilling to serve): John W.A. Buyers, Kent
T. Lucien, David A. Heenan, Seth A. Bakes, Paul C.T. Loo, James H. Case, and Ralph C. Hook, Jr.

          2.1  Options.  Pursuant to the terms of the Corporation Stock Option
               -------
Plan, each option issued thereunder that has not been exercised prior to the Effective Time shall be cancelled as of the Effective Time. No such option shall be assumed by the Partnership or otherwise converted into the right to receive Partnership Units. The Corporation shall be permitted to enter into agreements with holders of each unexercised in-the-money Corporation Stock Option providing for the cancellation and settlement thereof immediately prior to the Effective Time in consideration of a cash payment by the Corporation in the amount specified in such agreement; provided, however, that the form and substance of such agreements shall require the written approval of the Partnership's General Partner (which shall not be unreasonably withheld or delayed), and (iii) the aggregate amount paid by the Corporation pursuant to such agreements with all optionees shall not exceed $50,000.

                                  ARTICLE III

                                  THE CLOSING

          3.1  Closing.  Upon the terms and subject to the conditions of this
               -------
Agreement, the closing of the Merger (the "Closing") will take place at 9:00 a.m. (Hawaii time), on the first Friday (unless such date is not a Business Day, in which case it will be the preceding Business Day) occurring after the satisfaction of the conditions set forth in Articles IX, X, and XI, or at such other time and date as the parties may agree. The Closing will be conducted at the offices of Carlsmith Ball Wichman Case & Ichiki, 1001 Bishop Street, Suite 2200, Honolulu, Hawaii, or such other location as the parties may agree.

          3.2  Filings.  On the Closing Date, or as soon as practicable
               -------
thereafter, the Partnership shall cause to be duly filed with the Delaware Secretary of State, as required by applicable law and regulations, a duly executed Certificate of Merger, together with all requisite supporting documents. The Partnership and the Corporation shall each execute, deliver, certify, file and/or record every document, certificate, or other instrument that is required under Delaware law or required under the law of any other state in which the Partnership or the Corporation is qualified to do business or owns property in order for the effectiveness of the Merger to be recognized.

          3.3  Documents to be Delivered. At the Closing, the parties hereto
               -------------------------
shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time, each of the parties hereto hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge, and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the appropriate partners, officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions. Without limiting the foregoing, if at any time the Surviving Entity shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Entity the title to or its assumption of any property, right or obligation of the Partnership or the Corporation, or otherwise to carry out the provisions hereof, the proper representatives of the Partnership, or of the Corporation immediately prior to the Effective Time, shall execute and deliver any and all proper deeds, assignments, assurances and assumptions and do all things necessary or proper to vest, perfect or convey title to such property or right in or accomplish or evidence the assumption of any obligation by the Surviving Entity, and otherwise to carry out the provisions hereof.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

          The Corporation represents and warrants to the Partnership as follows:

          4.1  Incorporation, Standing, and Power.  The Corporation has been
               ----------------------------------
duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the location of any of its owned or leased properties makes such qualification necessary, other than in such jurisdictions where the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation.

          4.2  Capitalization.  The authorized capital stock of the Corporation
               --------------
consists of 20,000,000 shares of Class A Common Stock, $0.01 par value, 5,750,000 shares of Class B Common Stock, $0.01 par value, and 1,000,000 shares of Preferred Stock, $0.01 par value, issuable in series. As of December 1, 1997, 3,492,847 shares of Class A Common Stock, 4,838,818 shares of Class B Common Stock, and no shares of Preferred Stock were outstanding. Since December 1, 1997, the Corporation has not issued any shares of its capital stock, except pursuant to exercise of Corporation Options, and since that date has not issued or agreed to issue any options, warrants or rights to acquire any shares of its capital stock. All of the outstanding shares of Corporation Stock are duly authorized, validly issued, fully paid and nonassessable, and neither are entitled to, nor were issued in violation of, any preemptive rights. Except for Corporation Options to acquire a total of 204,000 shares of the Class A Common Stock, as of the date of this Agreement, there were no outstanding options, warrants, or other rights in or with respect to the unissued shares of Corporation Stock nor any securities convertible into such stock, and the Corporation is not obligated to issue any additional shares of Corporation Stock or any additional options, warrants, or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Schedule 4.2 sets forth, as of the date of this Agreement, the name of each holder of a Corporation Option, the number of shares of Corporation Stock covered thereby, the exercise price per share thereunder and the expiration date thereof.

          4.3  Subsidiaries.  Except as disclosed in the SEC Filings of the
               ------------
Corporation, the Corporation does not own, directly or indirectly, any outstanding stock of or other equity or voting interest in any corporation, partnership, joint venture, or other entity.

          4.4  Financial Statements.  The Corporation has previously made
               --------------------
available to the Partnership copies of the Financial Statements of the Corporation. Each of the Financial Statements of the Corporation (as well as the financial statements of the Corporation included in any of its subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q): (a) presents or will present fairly the financial condition of the Corporation as of the respective dates indicated and its results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring adjustments and the absence of certain footnote information); (b) have been or will be prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated in such financial statements for periods ended prior to the date of this Agreement or, in the case of financial statements for periods ended after the date of this Agreement, except for such changes as may be required by the Financial Accounting Standards Board); and (c) are, or in the case of subsequent reports will be, in accordance with the books and records of the Corporation, which books and records are and will be complete and accurate in all material respects.

          4.5  SEC/Regulatory Filings.  Since March 31, 1993 the Corporation has
               ----------------------
filed all material reports, registrations, and statements that were required to be filed with the SEC and any other applicable federal, state, or local governmental or regulatory authority (other than tax authorities). The Corporation has previously made available to the Partnership a copy of all SEC Filings of the Corporation. As of their respective dates, the SEC Filings of the Corporation complied in all material respects with the requirements of their respective forms, the information contained therein was true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.6  Authority of the Corporation.  The execution and delivery by the
               ----------------------------
Corporation of this Agreement and, subject to the requisite approval of the stockholders of the Corporation, the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Corporation, including without limitation approval by a vote of the Board of Directors of the Corporation, and this Agreement is a valid and binding obligation of the Corporation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium, or other similar laws affecting the rights of creditors generally and by general equitable principles (the "Bankruptcy Exception"). Except as set forth in Schedule 4.6, neither the (i) execution and delivery by the Corporation of this Agreement; (ii) the consummation of the Merger or the transactions contemplated hereby; nor (iii) compliance by the Corporation with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the certificate of incorporation, as amended, or bylaws, as amended, of the Corporation; (b) subject to receipt of such consents and the giving of such notifications as are set forth in Schedule 4.6, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which the Corporation is a party, or by which the Corporation or any of its properties or assets is bound, if, in any such circumstances, such event would reasonably be expected to have consequences materially adverse to the Corporation; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Corporation or any of its properties or assets, if such violation would reasonably be expected to have consequences materially adverse to the Corporation. Except as set forth in Schedule 4.6, no consent of, approval of, notice to, or filing with any regulatory agency or governmental authority having jurisdiction over any aspect of the business or assets of the Corporation, and no consent of, approval of, or notice to any other Person that, in either case, if not obtained or given would reasonably be expected to have consequences materially adverse to the Corporation, is required in connection with the execution and delivery by the Corporation of this Agreement or the consummation by the Corporation of the Merger or the transactions contemplated hereby, except
(i) the approval of this Agreement and the transactions contemplated hereby by the stockholders of the Corporation; (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and of appropriate merger documents with other relevant authorities pursuant to Section 3.2; and (iii) such filings, approvals, consents, or waivers as are required under federal or state securities laws.

          4.7  Insurance.  Set forth on Schedule 4.7 is a list of all bonds and
               ---------
all policies of insurance affording coverage to the Corporation as of December 9, 1997, showing the name of the issuer or insurance company, the nature of the coverage, limits, the annual premiums and the expiration dates. The Corporation has made available to the Partnership copies of all such policies of insurance and bonds. The Corporation has coverage under such policies of insurance and bonds with respect to its assets and businesses against such casualties and contingencies and in such amounts, types, and forms as its directors and executive officers believe to be appropriate for its businesses, operations, properties, and assets. All such insurance policies and bonds are in full force and effect. Except as set forth on Schedule 4.7, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew or to materially amend any such policy or bond or generally disclaimed liability thereunder, there is no default under any such policy or bond and all material claims of the Corporation thereunder have been filed in a timely fashion.

          4.8  Title to Assets.  The Corporation has good and marketable title
               ---------------
to all its material properties and assets (other than real property) owned or stated to be owned by the Corporation (including without limitation all personal and intangible properties reflected in the Corporation's September 30, 1997 Quarterly Report on Form 10-Q or acquired thereafter and in either case not subsequently disposed of for fair value in the ordinary course of business).
All such properties and assets are free and clear of all mortgages, liens, encumbrances, pledges, or charges of any kind or nature except: (a) as set forth in the SEC Filings of the Corporation; (b) for liens or encumbrances for current taxes not yet due; (c) for liens that are not substantial in character, amount, or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of the Corporation; or (d) as set forth on Schedule 4.8.

          4.9  Real Estate.  Schedule 4.9 sets forth a list of real property
               -----------
owned by the Corporation as of the date hereof (the "Corporation Real Property"). The Corporation as of the date of this Agreement leases no real property other than a house on Maui and its offices on the islands of Maui and Hawaii. The Corporation has good and marketable title to the Corporation Real Property, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments, and encumbrances (collectively "encumbrances"), except (a) for rights of lessors, lessees, co-lessees, or sublessees in such matters that are reflected in the applicable lease; (b) for taxes not yet due and payable or being contested by the Corporation in good faith; (c) for encumbrances of public record; (d) for such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the SEC Filings of the Corporation or set forth on Schedule 1.2 or Schedule 4.9.

          4.10 Litigation.  Except as specifically identified in the SEC Filings
               ----------
of the Corporation or on Schedule 4.10, there are no private or governmental suits, claims, actions, or proceedings pending, nor to the Corporation's knowledge, threatened against the Corporation (whether as a defendant, cross-defendant or third party defendant) or against any of its directors, officers, or employees relating to the performance of their duties in such capacities or against or affecting any properties of the Corporation that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect upon the business, financial condition, or results of operations of the Corporation or materially to hinder or delay the Merger or that may involve a payment by the Corporation in excess of $100,000 of applicable insurance coverage. Also, except as specifically identified in the SEC Filings of the Corporation or on Schedule 4.10, there are no material judgments, decrees, stipulations, or orders against the Corporation enjoining it or any of its directors, officers, or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

          4.11 Taxes.
               -----

          (a) The Corporation has filed all Tax Returns required to be filed by it on or before the date hereof and has paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The Corporation does not have any known liability for Taxes with respect to such periods in excess of the amounts so paid, except (a) to the extent accruals or reserves therefor are set forth in the Financial Statements of the Corporation, (b) for such taxes as are being contested in good faith, or (c) as otherwise set forth in Schedule 4.11. Schedule 4.11 sets forth a complete list of (i) all Tax Returns of the Corporation for periods ending before the date of this Agreement which have not yet been filed and the due dates therefor; (ii) dates through which the IRS or any other taxing authority has examined the Tax Returns of the Corporation; (iii) all Tax Returns of the Corporation for which the statute of limitations for the assessment of Taxes has not yet expired, the expiration date(s) of such statutes of limitations, and whether such statutes of limitations have been requested to be extended; and (iv) all Tax Returns of the Corporation that have been examined by any taxing authority or are presently under examination by any taxing authority and the results or status of such examinations. Except as set forth on Schedule 4.11, neither the IRS nor any other taxing authority is now asserting or to the knowledge of the Corporation threatening or proposing to assert any deficiency or claim for material additional Taxes of the Corporation, nor is any administrative or court proceeding pending with respect thereto. Except as set forth in Schedule 4.11, the Corporation has not entered into a closing agreement or similar arrangement with the IRS or any other taxing authority that is presently in effect. The Corporation has made available to the Partnership true and complete copies of all Tax Returns filed by the Corporation for all years for which the statute of limitations for the assessment of Taxes has not yet expired. The Corporation has complied with the information reporting requirements under the Code in all material respects.

          (b) As of the Effective Time, the Corporation will have timely filed all Tax Returns not due as of the date hereof but required to be filed prior to the Effective Time (taking into account valid extensions) and paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The positions taken by the Corporation in connection with the Tax Returns described in the preceding sentence and in Section 4.11(a) were (or in the case of the returns not yet filed, will be) asserted with reasonable cause and in good faith. The Corporation has made available to the Partnership true and complete copies of its Tax Returns for the fiscal year ended March 31, 1997.

          (c) Except as set forth in Schedule 4.11, the Corporation has not agreed to nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth in Schedule 4.11, to the knowledge of the Corporation, the Corporation has no liability for Taxes, including employment taxes, of any Person other than the Corporation under Treasury Regulation Section 1.1502-6, or as a transferee or successor, or otherwise. Except as set forth in Schedule 4.11, the Corporation has not made, nor is it obligated to make, nor is it a party to any agreement that would reasonably be expected to obligate it to make, any payments that are not deductible pursuant to Section 280G of the Code.

          4.12 Compliance with Laws and Regulations.  The Corporation is not in
               ------------------------------------
default under or in breach of any provision of its certificate of incorporation or bylaws, each as amended, or in violation of any law, ordinance, rule, or regulation promulgated by any governmental agency or regulatory authority, where such default, breach or violation would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation. Except as disclosed in SEC Filings of the Corporation, no governmental agency or regulatory authority has initiated or, to the best knowledge of the Corporation threatened, any proceeding or investigation into the business or operations of the Corporation.

          4.13 Performance of Obligations.  The Corporation has performed in all
               --------------------------
material respects all of the obligations required to be performed by it to date, is not in default under or in breach of any term or provision of any material covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such nonperformance, default or breach would have a material adverse effect on the business, financial condition, or results of operations of the Corporation. To the Corporation's knowledge, except as disclosed in the SEC Filings of the Corporation, no party with whom the Corporation has an agreement that is of material importance to the business of the Corporation is in default thereunder.

          4.14 Employees.
               ---------

          (a) There are no controversies pending or, to the knowledge of the Corporation threatened, between the Corporation and any of its employees that are likely to have a material adverse effect on the business, financial condition, or results of operations of Corporation. The Corporation is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

          (b) Except as disclosed on Schedule 4.14, in the SEC Filings of the Corporation, or as otherwise specifically provided by this Agreement, there are no Understandings with respect to the employment of any officer or employee of the Corporation that are not terminable by the Corporation without liability on not more than thirty (30) days' notice.

          (c) Except as disclosed in the Financial Statements of the Corporation, in the SEC Filings of the Corporation, or on Schedule 4.14, all material sums due for employee compensation have been paid or accrued and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Employee Plan have been duly and adequately paid or provided for in accordance with plan documents.

          (d) Schedule 4.14 sets forth the name of each director, officer, employee, agent, or representative of the Corporation and every other Person entitled to receive any benefit, any increase in benefits, any acceleration of vesting or benefits, or any payment of any amount under any existing employment agreement, severance plan, or other benefit plan or Understanding as a result of the consummation of any transaction contemplated in this Agreement (other than financial advisors, accountants, attorneys, proxy solicitors, information agents, printers, or other Persons providing services to the Corporation or the Partnership of a type customarily provided in connection with transactions like those contemplated by this Agreement), and with respect to each such Person, sets forth the nature of such benefit, increase, or acceleration, or the amount of such payment, the event triggering the benefit increase, acceleration or payment, and the date of, and parties to, such employment agreement, severance, or other benefit plan or Understanding. The Corporation has previously made available to the Partnership a complete and accurate listing of the names and current annual salary rates of all Persons employed by the Corporation showing for each such Person the amounts paid or payable as salary, bonus payments, and any indirect compensation for the year ended March 31, 1997, the names of all of the directors and officers of the Corporation, and the names of all Persons, if any, holding tax or other powers of attorney for the Corporation.

          4.15 Brokers and Finders.  Except for financial advisory services
               -------------------
performed for the Corporation by Hambrecht & Quist pursuant to an agreement dated July 8, 1997, a copy of which has been furnished to the Partnership, neither the Corporation nor any of its officers, directors, employees, or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated hereby.

          4.16 Material Contracts.  Except as set forth as an exhibit to the
               ------------------
Corporation's 1997 Annual Report on Form 10-K, any of the subsequent SEC Filings of the Corporation, on Schedule 4.16 or elsewhere in the Corporation Schedules (all items described in this Section 4.16, including those so set forth as exhibits, being referred to herein as "Corporation Scheduled Contracts"), the Corporation is not as of the date of this Agreement a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus, or consulting contract that requires payment by the Corporation of $100,000 or more per annum;

          (b) any contract or agreement that restricts the Corporation (or would restrict any Affiliate of the Corporation after the Effective Time) from competing in any line of business with any Person or using or employing the services of any Person;

          (c) any lease of real or personal property providing for annual lease payments by or to the Corporation in excess of $100,000 per annum;

          (d) any mortgage of real property or any pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of the Corporation in personal property, which real or personal property in any such case has a value of $100,000 or more;

          (e) any agreement to acquire equipment or any commitment to make capital expenditures in excess of $100,000;

          (f) other than agreements entered into in the ordinary course of business (including agreements entered into in connection with land development and sales and home building and sales of the properties identified in Schedule 1.2), any agreement for the purchase, sale or lease of any real or personal property, or for the grant of any preferential right to purchase, sell or lease any such property or asset, that in any such case involves aggregate consideration of $100,000 or more;

          (g) any agreement for the borrowing of any money (other than liabilities or borrowings made in the ordinary course of business since September 30, 1997 not exceeding, individually or in the aggregate, $500,000 at any one time outstanding);

          (h) any guarantee or indemnification agreement made outside the ordinary course of business which involves potential liability likely to exceed $100,000;

          (i) any material agreement which would be terminable other than at the election of the Corporation as a result of the consummation of the transactions contemplated by this Agreement;

          (j) any Understanding of any other kind (other than Understandings entered into by the Corporation in the ordinary course of its business or that otherwise relate to the sale of the properties identified in Schedule 1.2) that either (i) is not terminable on 30 days' or less notice and involves future payments or receipts or performances of services or delivery of items requiring payment of $100,000 or more to or by the Corporation or (ii) that is otherwise material to the business, financial condition, or results of operations of the Corporation.

The Corporation has made available to the Partnership copies of all Corporation Scheduled Contracts, including all amendments and supplements thereto.

          4.17 Absence of Material Change.  Except as set forth in the
               --------------------------
Corporation's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 or September 30, 1997, or in other SEC Filings of the Corporation, or Schedules 1.2, 4.16 or elsewhere in this Agreement or the Corporation Schedules, since March 31, 1997, the business of the Corporation has been conducted only in the ordinary course, substantially in the same manner as theretofore conducted and there has not occurred: (i) any event (including the incurrence of liabilities of any nature, whether or not accrued, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation; (ii) any amendment to the certificate of incorporation or bylaws of the Corporation; (iii) any declaration, setting aside, or payment of any dividend or any other distribution in respect of the capital stock of the Corporation; or (iv) any change by the Corporation in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board.

          4.18 Licenses and Permits.  Other than as may be required to be
               --------------------
obtained from time to time by the Corporation in connection with the future development of properties it now or in the future owns or leases, the Corporation has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation.

          4.19 No Material Liabilities; Environmental.
               --------------------------------------

          (a) Schedule 4.19 sets forth all material liabilities of the Corporation, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the Financial Statements of the Corporation, except for liabilities disclosed in the SEC Filings of the Corporation and liabilities incurred or accrued since September 30, 1997 in the ordinary course of business that have not had and are not reasonably expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation. Except as set forth in Schedule 4.19, the Corporation knows of no basis for the assertion against it of any liability, obligation, or claim that could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Corporation.

          (b) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the Corporation's knowledge, all of the properties and operations of the Corporation are in compliance in all material respects with all Environmental Laws applicable to such properties and operations.

          (c) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the Corporation's knowledge, the Corporation has obtained and is in compliance with all material permits, licenses, and authorizations that are required for its operations under Environmental Laws.

          (d) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, or except to the extent that as a result thereof, no material liability has been incurred or would reasonably be expected to be incurred by the Corporation: (i) to the Corporation's knowledge, no Hazardous Substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of the Corporation except in accordance in all material respects with Environmental Laws; (ii) the Corporation has no knowledge that any prior owners, occupants, or operators of any such properties ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted, or discharged from, such properties any Hazardous Substances except in accordance in all material respects with Environmental Laws; and (iii) the use that the Corporation has made, makes, or intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substance on, in, or from any such properties except in accordance in all material respects with applicable Environmental Laws.

          (e) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending, or, to the knowledge of the Corporation, threatened against the Corporation relating in any way to any violation of any applicable Environmental Law.
Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the knowledge of the Corporation, it has no material liability for remedial action with respect to an Environmental Law, nor has the Corporation received any written requests for information relating to any material violation of any Environmental Law from any governmental authority with respect to the condition, use, or operation of any of its properties, nor has it received any written notice from any governmental authority or any written notice from any other Person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

          (f) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the knowledge of the Corporation, there are no material Historic Sites or Burial Sites on its properties.

          (g) Except as set forth in Schedule 4.19 or in the SEC Filings of the Corporation, to the knowledge of the Corporation: (i) there are no Endangered Species or Critical Habitats on its properties; and (ii) the Corporation has received no written notice of an investigation of Endangered Species or Critical Habitat on its properties.

          (h) The Corporation has made available to the Partnership true copies of all environmental assessments and reports obtained by the Corporation since January 1, 1993 with respect to properties of the Corporation and will after the date of this Agreement upon request of the Partnership make available to the Partnership such additional environmental assessments and reports as the Corporation may subsequently obtain concerning properties of the Corporation.

          (i) As used in this Section 4.19, the term "properties" shall include all real property now owned, operated or leased by the Corporation, and all property of which the Corporation could be deemed an "owner" or "operator" under any applicable Environmental Law.

          4.20 Employee Benefit Plans.
               ----------------------

          (a) Schedule 4.20 sets forth all Employee Benefit Plans and any collective bargaining agreements or labor contracts in which the Corporation participates, or by which it is bound, including, without limitation: (i) any profit sharing, stock bonus, employee stock ownership, deferred compensation, bonus, stock option, stock appreciation rights, phantom stock, stock purchase, pension, retainer, consulting, retirement, welfare, or incentive plan or agreement; (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, holiday, sick leave, disability, severance, medical, hospitalization, dental, vision, counseling, life insurance and other insurance plans, personal leave, employee discount, educational, and related benefits; (iii) any written employment agreement and any other employment agreement not terminable at will; or (iv) any other Employee Benefit Plan (all of the foregoing being referred to collectively as the "Employee Plans"). Except as set forth in Schedule 4.20, (i) the Corporation is in compliance in all material respects with the reporting and disclosure requirements of Part 1 of Subtitle IB of ERISA and the corresponding provisions of the Code to the extent applicable to all Employee Benefit Plans; (ii) the Corporation has performed in all material respects all of its obligations under all Employee Plans required to be performed heretofore; and (iii) there are no actions, suits or claims pending or, to the knowledge of the Corporation, threatened against any Employee Plan or the assets of such plans, and to the best knowledge of the Corporation, no facts exist which are likely to give rise to any material actions, suits or claims against such plans or the assets of such plans. The Corporation shall notify the Partnership in writing of any such actions, suits, or claims existing after the date of this Agreement but before the Effective Time.

          (b) The Employee Pension Benefit Plans described on Schedule 4.20 have been duly authorized by the Board of Directors of the Corporation. Except as set forth in Schedule 4.20, each such plan and associated trust intended to be qualified under Section 401(a) and to be exempt from tax under Section 501(a) of the Code, respectively, has either received a favorable determination letter from the IRS, has applied for such a determination letter (or will apply for such a determination letter) before the expiration of the remedial amendment period set forth in Section 401(b) of the Code, as the IRS may extend such period, and to the knowledge of the Corporation no event has occurred that will or is likely to give rise to disqualification of any such plan which is intended to be qualified under

Section 401(a) of the Code or loss of the exemption from tax of any such trust which is intended to be exempt from tax under Section 501(a) of the Code. Except as disclosed in Schedule 4.20, no event has occurred that will or is likely to subject any such plans to material tax under Section 511 of the Code. Except as disclosed in Schedule 4.20, none of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any of such plans that could subject the Corporation to material excise tax or penalty. All costs of each Employee Pension Benefit Plan have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No Employee Pension Benefit Plan maintained by the Corporation, or any entity that is part of a group that includes that Corporation and that is treated as a single employer under Section 414 of the Code ("Controlled Group Member") has incurred any "accumulated funding deficiency" (as defined in
Section 302(2) of ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor has the Corporation failed to make any contributions or pay any amount due and owing as required by law or the terms of any Employee Benefit Plan or employment agreement. No nondeductible contributions (within the meaning of Section 4972 of the Code) have been made with respect to any Employee Pension Benefit Plan that could subject the Corporation to any excise tax or penalty. Since the last valuation date for each Employee Pension Benefit Plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

          (c) Except as set forth on Schedule 4.20, the Corporation (or any Controlled Group Member) does not sponsor or participate in, nor has it sponsored or participated in, any Employee Pension Benefit Plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

          (d) The Corporation (or any Controlled Group Member) does not sponsor or participate in, nor has it sponsored or participated in, any Employee Pension Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or "multiple employer plan" (within the meaning of Section 413 of the
Code).

          (e) All group health plans of the Corporation (including any plans of Affiliates of the Corporation that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance in all material respects with the group health plan continuation coverage requirements and notice requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA to the extent such requirements are applicable.

          (f) To the best knowledge of the Corporation, there have been no acts or omissions by the Corporation that have given rise to or may give rise to material fines, penalties, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code which could be imposed on the Corporation.

          (g) Except as described in Schedule 4.14 or Schedule 4.20, the Corporation does not maintain any Employee Benefit Plan or employment agreement pursuant to which any benefit or other payment will be required to be made by the Corporation to, or pursuant to which any benefit or other payment will accrue or vest in, any director, officer, or employee of the Corporation, in either case as a result of the consummation of the transactions contemplated by the Agreement.

          (h) To the best knowledge of the Corporation, no "reportable event," as defined in Section 4043 of ERISA, has occurred with respect to any of the Employee Pension Benefit Plans.

          (i) To the best knowledge of the Corporation, all amendments required to bring each of the Employee Pension Benefit Plans into conformity with all of the applicable provisions of Section 401(a) of the Code have been made, or will be made before the expiration of the remedial amendment period, if applicable, as set forth under Section 401(b) of the Code, as such period may be extended by the IRS.

          (j) The Corporation has made available to the Partnership true and correct copies of all documents with respect to the plans and agreements referred to in Schedule 4.20, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the Employee Benefit Plans of the Corporation referred to in Schedule 4.20, the Corporation has made available to the Partnership true and correct copies of (i) to the extent required to be filed, the Form 5500, 5500-C or 5500-R that was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants to the extent required; (ii) if applicable, the most recent determination letter from the IRS; (iii) if applicable, the statement of assets and liabilities as of the most recent valuation date; and (iv) if applicable, the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles or on the cash method of accounting applied on a consistent basis.

          (k) Except as set forth in Schedule 4.20, the Corporation has no obligation to provide, or any liability with respect to, any post-retirement benefits for any current or former employee under any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA).

          (l) The written terms of each of the Employee Plans and any related trust agreement, group annuity contract, insurance policy or other agreement, have been administered in substantial compliance with the applicable requirements of ERISA.

          (m) All contributions to the Employee Plans for all periods ending prior to the Effective Time (including periods from the first day of the current plan year to the Effective Time) will be made or accrued prior to the Effective Time by the Corporation, as applicable, in accordance with prior practice.

          (n) All material expenses and liabilities up to the Effective Time with respect to all of the Corporation Employee Plans have been, or will on the Effective Time, be fully and properly accrued on the Corporation's books and records (subject to normal recurring audit adjustments in the case of unaudited books, records, and financial statements) to the extent required by generally accepted accounted principles.

          4.21 Corporate Records.  The minute books of the Corporation
               -----------------
accurately reflect (or in the case of meetings held between October 1, 1997 and the date of this Agreement will in due course so reflect) all material actions taken since January 1, 1993, by the respective stockholders, boards of directors and committees of the Corporation (other than the Compensation Committee which does not prepare minutes of its meetings), and contain true and complete copies of its certificate of incorporation, bylaws, and other charter documents, and all amendments thereto.

          4.22 Power of Attorney.  Except as set forth in Schedule 4.22, or
               -----------------
included or provided for in the Corporation Scheduled Contracts, the Corporation has not granted to any Person a power of attorney or similar authorization that is still in effect.

          4.23 Disclosure Documents, Reports and Applications.  None of the
               ----------------------------------------------
information supplied or to be supplied by or on behalf of the Corporation for inclusion in the S-4 or the Proxy Statement, or incorporated by reference therein, or any amendments or supplements thereto will, at the respective times such documents are filed or become effective, and in the case of the Proxy Statement or any amendment thereof or supplement thereto at the date it is mailed to stockholders of the Corporation and unitholders of the Partnership and at the times of the Stockholders' Meeting and Unitholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Corporation represents, warrants, and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it or the Corporation with the SEC or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules, and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed, and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the SEC will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). Any financial statement contained in any such report, registration, statement, application, or other filing that is intended to present the financial position of the Corporation will fairly present its financial position and will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section 4.23, the Corporation makes no representation or warranty with respect to any information supplied by or relating to the Partnership.

          4.24 Accuracy of Information Furnished.  The representations and
               ---------------------------------
warranties made by the Corporation hereby or in the Corporation Schedules contain no statements of material fact that are untrue or misleading, and do not omit to state any material fact that is necessary under the circumstances to prevent the statements contained herein or therein from being misleading.

          4.25 Accounting Records.
               ------------------

          (a) The Corporation maintains records that accurately, validly, and fairly reflect its transactions and dispositions of assets and maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (i) such transactions are executed in accordance with its management's general or specific authorization, (ii) such transactions are recorded in conformity with generally accepted accounting principles and in such a manner as to permit preparation of financial statements in accordance with generally accepted accounting principles and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) records of such transactions are retained, protected, and duplicated in accordance with prudent business practices.

          (b) The data processing equipment, data transmission equipment, related peripheral equipment, and software used by the Corporation in the operation of its business (including any disaster recovery facility) to generate and retrieve such records are adequate for the needs of the Corporation.

          (c) The Corporation has made available to the Partnership for inspection all management letters and opinions and all reviews, correspondence, and other documents in the files of the Corporation, prepared by any certified public accounting firm and delivered to the Corporation since March 31, 1995.

          4.26 Intellectual Property Rights.  Schedule 4.26 contains a true,
               ----------------------------
correct, and complete list of all trademarks, service marks and patents used by the Corporation that are material to the conduct of its business. Except as set forth in Schedule 4.26, the Corporation owns, has the exclusive right to use, sell, license, or dispose of, has the exclusive right to bring actions for the infringement of, and has taken all appropriate actions and made all applicable applications and filings pursuant to any applicable laws to perfect or protect its interest in, all such trademarks, services marks and patents. Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby will materially impair the right of the Corporation or the Surviving Entity to use, sell, license, or dispose of or to bring any action for the infringement of, any such trademarks, service marks or patents. The Corporation has taken all reasonable steps necessary or appropriate to safeguard and maintain its proprietary rights in all such trademarks, service marks, and patents.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

          The Partnership represents and warrants to the Corporation as follows:

          5.1  Organization, Standing, and Power.  The Partnership has been duly
               ---------------------------------
formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. The Partnership has all requisite partnership power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the location of any of its owned or leased properties makes such qualification necessary, other than in such jurisdictions where the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership.

          5.2  Capitalization.  As of the date of this Agreement, 7,500,000
               --------------
Class A Units ("Partnership Units") and no Class B Units are issued and outstanding. All of the outstanding Partnership Units are duly authorized, validly issued, fully paid and nonassessable, and neither are entitled to, nor were issued in violation of, any preemptive rights. Except for warrants issued or to be issued to Jefferies & Company, Inc. to acquire up to 125,000 Partnership Units at an exercise price of $5.00 per unit, which warrants will expire if not exercised within five years from the Effective Time, there are no outstanding options, warrants, or other rights to acquire Partnership Units or Class B Units from the Partnership, nor any securities convertible into such units, and the Partnership is not obligated to issue any such additional units or any additional options, warrants, or other rights in or with respect to, nor any securities convertible into, such units. The Partnership Units collectively represent a 99% interest in the Partnership. The Partnership's General Partners own in the aggregate a 1% interest in the Partnership.

          5.3  Subsidiaries.  Except as disclosed in the SEC Filings of the
               ------------
Partnership, the Partnership does not own, directly or indirectly, any outstanding stock of or other equity or voting interest in any corporation, partnership, joint venture, or other entity.

          5.4  Financial Statements.  The Partnership has previously furnished
               --------------------
to the Corporation copies of the Financial Statements of the Partnership. The Financial Statements of the Partnership (as well as the financial statements of the Partnership included in any of its subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q): (a) present or will present fairly the financial condition of the Partnership as of the respective dates indicated and its results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended (subject, in the case of unaudited interim financial statements, to normal recurring adjustments and the absence of certain footnote information); (b) have been or will be prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated in such financial statements for periods ended prior to the date of this Agreement or, in the case of financial statements for periods ended after the date of this Agreement, except for such changes as may be required by the Financial Accounting Standards Board); and (c) are, or in the case of subsequently filed reports will be, in accordance with the books and records of the Partnership, which books and records are and will be complete and accurate in all material respects.

          5.5  SEC/Regulatory Filings.  Since December 31, 1992, the Partnership
               ----------------------
has filed all material reports, registrations, and statements that were required to be filed with the SEC and any other applicable federal, state, or local governmental agency or regulatory authority (other than tax authorities). The Partnership has previously made available to the Corporation a copy of all SEC Filings of the Partnership. As of their respective dates, the SEC Filings of the Partnership complied in all material respects with the requirements of their respective forms and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          5.6  Authority of the Partnership.  The execution and delivery by the
               ----------------------------
Partnership of this Agreement, and, subject to the requisite approval of the unitholders of the Partnership, the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary partnership action on the part of the Partnership, including without limitation approval by a vote of the Board of Directors of the General Partner, and this Agreement is a valid and binding obligation of the Partnership, enforceable in accordance with its terms, subject to the Bankruptcy Exception. Except as set forth in Schedule 5.6, neither the (i) execution and delivery by the Partnership of this Agreement; (ii) the consummation of the Merger or the transactions contemplated hereby; nor (iii) compliance by the Partnership with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of its Limited Partnership Agreement or Certificate of Limited Partnership; (b) subject to receipt of such consents and the giving of such notifications as are set forth in Schedule 5.6, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which the Partnership is a party, or by which the Partnership or any of its properties or assets is bound, if, in any such circumstances, such event would reasonably be expected to have consequences materially adverse to the Partnership; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Partnership or any of its properties or assets, if such violation would reasonably be expected to have consequences materially adverse to the Partnership. Except as set forth in Schedule 5.6, no consent of, approval of, notice to, or filing with any regulatory agency or governmental authority having jurisdiction over any aspect of the business or assets of the Partnership, and no consent of, approval of, or notice to any other Person that, in either case, if not obtained or given would have consequences materially adverse to the Partnership, is required in connection with the execution and delivery by the Partnership of this Agreement or the consummation by the Partnership of the Merger or the transactions contemplated hereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the unitholders of the Partnership; (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and of appropriate merger documents with other relevant authorities pursuant to Section 3.2; and (iii) such filings, approvals, consents, or waivers as are required under federal or state securities laws.

          5.7  Insurance.  Set forth on Schedule 5.7 is a list of all bonds and
               ---------
all policies of insurance affording coverage to the Partnership as of December 15, 1997, showing the name of the issuer or insurance company, the nature of the coverage, limits, the annual premiums and the expiration dates. The Partnership has made available to the Corporation copies of all such policies of insurance and bonds. The Partnership has coverage under such policies of insurance and bonds with respect to its assets and businesses against such casualties and contingencies and in such amounts, types, and forms as the General Partner's directors and executive officers believe to be appropriate for the Partnership's businesses, operations, properties, and assets. All such insurance policies and bonds are in full force and effect. Except as set forth on Schedule 5.7, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew or to materially amend any such policy or bond or generally disclaimed liability thereunder, there is no default under any such policy or bond and all material claims of the Partnership thereunder have been filed in a timely fashion.

          5.8  Title to Assets.  The Partnership has good and marketable title
               ---------------
to all its material properties and assets (other than real property) owned or stated to be owned by the Partnership (including without limitation all personal and intangible properties reflected in the Partnership's September 30, 1997 Quarterly Report on Form 10-Q or acquired thereafter and in either case not subsequently disposed of for fair value in the ordinary course of business). All such properties and assets are free and clear of all mortgages, liens, encumbrances, pledges, or charges of any kind or nature except: (a) as set forth in the SEC Filings of the Partnership; (b) for liens or encumbrances for current taxes not yet due; (c) for liens that are not substantial in character, amount, or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of the Partnership; or (d) as set forth on
Schedule 5.8.

          5.9  Real Estate.  Schedule 5.9 sets forth a list of real property,
               -----------
including leaseholds, owned or leased by the Partnership as of the date hereof (the "Partnership Real Property"). The Partnership has good and marketable title to the Partnership Real Property owned by it and valid leasehold interests in the Partnership Real Property leased by it, as described on Schedule 5.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments, and encumbrances (collectively "encumbrances"), except (a) for rights of lessors, lessees, co-lessees, or sublessees in such matters that are reflected in the applicable lease; (b) for current taxes not yet due and payable or being contested by the Partnership in good faith; (c) for encumbrances of public record; (d) for such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the SEC Filings of the Partnership or set forth on
Schedule 5.9.

          5.10 Litigation.  Except as specifically identified in the SEC Filings
               ----------
of the Partnership or on Schedule 5.10, there are no private or governmental suits, claims, actions, or proceedings pending, nor to the Partnership's knowledge, threatened against the Partnership or its General Partners (whether as a defendant, cross-defendant or third-party defendant) or any of their directors, officers, or employees relating to the performance of any of their duties on behalf of the Partnership or against or affecting any properties of the Partnership that individually or in the aggregate has had or would reasonably be expected to have a material adverse effect upon the business, financial condition, or results of operations of the Partnership or materially to hinder or delay the Merger or that may involve a payment by the Partnership in excess of $100,000 of applicable insurance coverage. Also, except as specifically identified in the SEC Filings of the Partnership or on Schedule 5.10, there are no material judgments, decrees, stipulations, or orders against the Partnership or its General Partners enjoining any of them in respect of, or the effect of which is to prohibit, the Partnership from engaging in any business practice or acquiring any property or conducting any business in any area. Schedule 5.10 lists all pending litigation in which the Partnership is named as a defendant, cross-defendant, or third-party defendant.

          5.11 Taxes.
               -----

          (a) The Partnership has filed all Tax Returns required to be filed by it on or before the date hereof and has paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The Partnership does not have any known liability for Taxes with respect to such periods in excess of the amounts so paid, except (a) to the extent accruals or reserves therefor are set forth in the Financial Statements of the Partnership, (b) for such taxes as are being contested in good faith, or
(c) as otherwise set forth in Schedule 5.11. Schedule 5.11 sets forth a complete list of (i) all Tax Returns of the Partnership for periods ending before the date of this Agreement which have not yet been filed and the due dates therefor;
(ii) dates through which the IRS or any other taxing authority has examined the Tax Returns of the Partnership; (iii) all Tax Returns of the Partnership for which the statute of limitations for the assessment of Taxes has not yet expired, the expiration date(s) of such statutes of limitations, and whether such statutes of limitations have been requested to be extended; and (iv) all Tax Returns of the Partnership that have been examined by any taxing authority or are presently under examination by any taxing authority and the results or status of such examinations. Except as set forth on Schedule 5.11, neither the IRS nor any other taxing authority is now asserting or to the knowledge of the Partnership threatening or proposing to assert any deficiency or claim for material additional Taxes of the Partnership, nor is any administrative or court proceeding pending with respect thereto. Except as set forth in Schedule 5.11, the Partnership has not entered into a closing agreement or similar arrangement with the IRS or any other taxing authority that is presently in effect. The Partnership has made available to the Corporation true and complete copies of all Tax Returns filed by the Partnership for all years for which the statute of limitations for the assessment of Taxes has not yet expired. The Partnership has complied with the information reporting requirements under the Code in all material respects.

          (b) As of the Effective Time, the Partnership will have timely filed all Tax Returns not due as of the date hereof but required to be filed prior to the Effective Time (taking into account valid extensions) and paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by it without the filing of a Tax Return. The positions taken by the Partnership in connection with the Tax Returns described in the preceding sentence and in Section 5.11(a) were (or in the case of the returns not yet filed, will be) asserted with reasonable cause and in good faith. The Partnership will deliver to the Corporation when available true and complete copies of its Tax Returns for the fiscal year ended December 31, 1997.

          (c) Except as set forth in Schedule 5.11, the Partnership has not agreed to nor is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth in Schedule 5.11, to the knowledge of the Partnership, the Partnership has no liability for Taxes, including employment taxes, of any Person other than the Partnership or as a transferee or successor or otherwise. Except as set forth in Schedule 5.11, the Partnership has not made, nor is it obligated to make, nor is it a party to any agreement that would reasonably be expected to obligate it to make, any payments that are not deductible pursuant to Section 280G of the Code.

          5.12 Compliance with Laws and Regulations.  The Partnership is not in
               ------------------------------------
default under or in breach of any provision of its Certificate of Limited Partnership or Limited Partnership Agreement, as amended, or in violation of any law, ordinance, rule, or regulation promulgated by any governmental agency or regulatory authority, where such default, breach or violation would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership. Except as disclosed in SEC Filings of the Partnership or in Schedule 5.12, no governmental agency or regulatory authority has initiated or, to the best knowledge of the Partnership threatened, any proceeding or investigation into the business or operations of the Partnership.

          5.13 Performance of Obligations.  The Partnership has performed in all
               --------------------------
material respects all of the obligations required to be performed by it to date, is not in default under or in breach of any term or provision of any material covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where any such nonperformance, default or breach would have a material adverse effect on the business, financial condition, or results of operations of the Partnership. To the Partnership's knowledge, no party with whom the Partnership has an agreement that is of material importance to the business of the Partnership is in default thereunder.

          5.14 Employees.  The Partnership does not now have, and never has had,
               ---------
any employees.  Schedule 5.14 lists all employees of the General Partner.

          5.15 Brokers and Finders.  Except for financial advisory services
               -------------------
performed for the Partnership by Jefferies & Company, Inc., pursuant to an agreement dated March 24, 1997, a copy of which has been furnished to the Corporation, neither the Partnership nor its General Partners nor any of their respective officers, directors, employees, or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated hereby.

          5.16   Material Contracts.  Except as set forth as an exhibit to the
                 ------------------
Partnership's 1996 Annual Report on Form 10-K or any of the subsequent SEC Filings of the Partnership, or on Schedule 5.16 or elsewhere in the Partnership Schedules (all items described in this Section 5.16, including those so set forth as exhibits, being referred to herein as "Partnership Scheduled Contracts"), the Partnership is not a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus, or consulting contract that requires payment by the Partnership of $100,000 or more per annum;

          (b) any contract or agreement that restricts the Partnership (or would restrict any Affiliate of the Partnership after the Effective Time) from competing in any line of business with any Person or using or employing the services of any Person;

          (c) any lease of real or personal property providing for annual lease payments by or to the Partnership in excess of $100,000 per annum;

          (d) any mortgage of real property or any pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of the Partnership in personal property, that in any such case has a value of $100,000 or more;

          (e) any agreement to acquire equipment or any commitment to make capital expenditures of $100,000 or more;

          (f) other than agreements entered into in the ordinary course of business, any agreement for the purchase, sale or lease of any real or personal property, or for the grant of any preferential right to purchase, sell or lease any such property, that in any such case involves aggregate consideration of $100,000 or more;

          (g) any agreement for the borrowing of any money (other than liabilities or borrowings made in the ordinary course of business since September 30, 1997 not exceeding, individually or in the aggregate, $500,000 at any one time outstanding);

          (h) any guarantee or indemnification agreement which involves potential liability likely to exceed $100,000;

          (i) any material agreement which would be terminable other than at the election of the Partnership as a result of the consummation of the transactions contemplated by this Agreement;

          (j) any Understanding of any other kind that either (i) is not terminable on 30 days' or less notice and involves future payments or receipts or performances of services or delivery of items requiring payment of $100,000 or more to or by the Partnership or (ii) that is otherwise material to the business, financial condition, or results of operations of the Partnership.

The Partnership has made available to the Corporation copies of all Partnership Scheduled Contracts, including all amendments and supplements thereto.

          5.17 Absence of Material Change.  Except as set forth in the
               --------------------------
Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, or September 30, 1997, or in other SEC Filings of the Partnership, Schedule 5.16 or 5.17 or elsewhere in the Partnership Schedules, since December 31, 1996, the business of the

Partnership has been conducted only in the ordinary course, substantially in the same manner as theretofore conducted and there has not occurred: (i) any event (including the incurrence of liabilities of any nature, whether or not accrued, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Partnership; (ii) any amendment to the Limited Partnership Agreement or Certificate of Limited Partnership of the Partnership; (iii) any declaration, setting aside or payment of any distribution in respect of the Partnership Units, Class B Units or the interests of the General Partner in the Partnership other than normal cash distributions to holders of such units or interests and payment of fees to the General Partner in the ordinary course of business; or (iv) any change by the Partnership in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board.

          5.18 Licenses and Permits.  The Partnership has all material licenses
               --------------------
and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership.

          5.19 No Material Liabilities; Environmental.
               --------------------------------------

          (a) Schedule 5.19 sets forth all material liabilities of the Partnership, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the Financial Statements of the Partnership, except for liabilities disclosed in the SEC Filings of the Partnership and liabilities incurred or accrued since September 30, 1997 in the ordinary course of business that have not had and are not reasonably expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership. Except as set forth in Schedule 5.19, the Partnership knows of no basis for the assertion against it of any liability, obligation, or claim that would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Partnership.

          (b) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the Partnership's knowledge, all of the properties and operations of the Partnership are in compliance in all material respects with all Environmental Laws applicable to such properties and operations.

          (c) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the Partnership's knowledge, the Partnership has obtained and is in compliance with all material permits, licenses, and authorizations that are required for its operations under Environmental Laws.

          (d) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, or except to the extent that as a result thereof, no material liability has been incurred or would reasonably be expected to be incurred by the Partnership: (i) to the Partnership's knowledge, no Hazardous Substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of the Partnership except in accordance in all material respects with Environmental Laws; (ii) the Partnership has no knowledge that any prior owners, occupants, or operators of any such properties ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted, or discharged from, such properties any Hazardous Substances except in accordance in all material respects with Environmental Laws; and (iii) the use that the Partnership has made, makes, or intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substance on, in, or from any such properties except in accordance in all material respects with applicable Environmental Laws.

          (e) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending, or, to the knowledge of the Partnership, threatened against the Partnership relating in any way to any violation of any applicable Environmental Law.
Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the knowledge of the Partnership, it has no material liability for remedial action with respect to an Environmental Law, nor has the Partnership received any written requests for information relating to any material violation of any Environmental Law from any governmental authority with respect to the condition, use, or operation of any of its properties, nor has it received any written notice from any governmental authority or any written notice from any other Person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

          (f) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the knowledge of the Partnership, there are no material Historic Sites or Burial Sites on its properties.

          (g) Except as set forth in Schedule 5.19 or in the SEC Filings of the Partnership, to the knowledge of the Partnership: (i) there are no Endangered Species or Critical Habitats on its properties; and (ii) the Partnership has received no written notice of an investigation of Endangered Species or Critical Habitat on its properties.

          (h) The Partnership has made available to the Corporation true copies of all environmental assessments and reports obtained by the Partnership since January 1, 1993 with respect to properties of the Partnership and will after the date of this Agreement upon request of the Corporation make available to the Corporation such additional environmental assessments and reports as the Partnership may subsequently obtain concerning properties of the Partnership.

          (i) As used in this Section 5.19, the term "properties" shall include all real property now owned, operated or leased by the Partnership, and all property of which the Partnership could be deemed an "owner" or "operator" under any applicable Environmental Law.

          5.20 Partnership Records.  The records of the Partnership and the
               -------------------
minute books of the General Partner accurately reflect (or in the case of meetings held between October 1, 1997 and the date of this Agreement will in due course so reflect) all material actions taken since January 1, 1993, by the unitholders of the Partnership and by the board of directors or stockholders of the General Partner, and contain true and complete copies of the Partnership's Certificate of Limited Partnership, Limited Partnership Agreement, and all amendments thereto. The Partnership maintains records that accurately, validly, and fairly reflect its transactions and dispositions of assets and maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (i) such transactions are executed in accordance with its management's general or specific authorization, and (ii) such transactions are recorded in conformity with generally accepted accounting principles and in such a manner as to permit preparation of financial statements in accordance with generally accepted accounting principles and any other criteria applicable to such statements and to maintain accountability for assets.

          5.21 Disclosure Documents, Reports and Applications.  None of the
               ----------------------------------------------
information supplied or to be supplied by or on behalf of the Partnership for inclusion in the S-4 or the Proxy Statement, or incorporated by reference therein, or any amendments or supplements thereto will, at the respective times such documents are filed or become effective, and in the case of the Proxy Statement or any amendment thereof or supplement thereto at the date it is mailed to holders of Partnership Units and stockholders of the Corporation and at the times of the Unitholders' Meeting and Stockholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Partnership represents, warrants, and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it with the SEC or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules, and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed, and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the SEC will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). Any financial statement contained in any such report, registration, statement, application, or other filing that is intended to present the financial position of the Partnership will fairly present its financial position and will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section 5.21, the Partnership makes no representation or warranty with respect to any information supplied by or relating to the Corporation.

          5.22 Accuracy of Information Furnished.  The representations and
               ---------------------------------
warranties made by the Partnership hereby or in the Partnership Schedules contain no statements of material fact that are untrue or misleading, and do not omit to state any material fact that is necessary under the circumstances to prevent the statements contained herein or therein from being misleading.

          5.23 Accountants' Letters.  The Partnership has made available to the
               --------------------
Corporation for inspection all management letters and opinions and all reviews, correspondence, and other documents in the files of the Partnership, prepared by any certified public accounting firm and delivered to the Partnership since December 31, 1994.

          5.24 Validity of Units.  The Partnership Units issuable to holders of
               -----------------
Corporation Stock upon consummation of the Merger will be duly authorized, validly issued, fully paid, and (except as otherwise provided by the Delaware RULPA) nonassessable at the Effective Time.

                                   ARTICLE VI

                          COVENANTS OF THE CORPORATION
                      PENDING EFFECTIVE TIME OF THE MERGER

          The Corporation covenants and agrees with the Partnership as follows:

          6.1  Limitation on the Corporation's Conduct Prior to Effective Time.
               ---------------------------------------------------------------
Except (i) as contemplated by this Agreement, (ii) as required by the Corporation's lender or bonding agent, (iii) for sales of property identified in
Schedule 1.2, (iv) for expenditures pursuant to Corporation Scheduled Contracts and (v) for the potential development expenditures identified in Schedule 6.1 (and related agreements, contracts and Understandings), between the date hereof and the Effective Time the Corporation will conduct its businesses only in the normal and customary manner and in accordance with sound business practices, and the Corporation shall not, without the prior written consent of the Partnership (which shall not be unreasonably withheld or delayed):

          (a) issue any Corporation Stock (except pursuant to the exercise of Corporation Options outstanding as of the date hereof), any other securities of the Corporation (including long term debt, other than substantially in conformity with its current credit arrangements or substituted credit arrangements that are substantially the same as its current credit arrangements) or any rights, options, or other securities that would permit any Person to acquire any Corporation Stock or any other securities (including long term debt) of the Corporation;

          (b) declare, set aside, or pay any dividend or make any other distribution upon, or purchase or redeem any shares of, Corporation Stock;

          (c) amend its certificate of incorporation or its bylaws;

          (d) grant any general or uniform increase in the rate of pay of employees or employee benefits;

          (e) grant increases in salary, incentive compensation, or employee benefits or pay bonuses to any Person (except for (i) such salary increases as are made in the ordinary course of business that do not in the aggregate exceed $100,000 per annum; and (ii) such other increases as are required by any pre-existing contract, arrangement or plan disclosed on the Corporation Schedules);

          (f) make any capital expenditure or development expenditure, in either case in excess of $100,000, except for ordinary repairs, renewals, and replacements;

          (g) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) in excess of $200,000 (net of any amounts paid or payable under any tax indemnity), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency in excess of $100,000 (net of any amounts paid or payable under any tax indemnity);

          (h) adopt or amend any Employee Plan or other benefit plan or arrangement of any such type except for such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement;

          (i) change any of the Corporation's accounting policies except such changes as may be required by the Financial Accounting Standards Board;

          (j) grant any Person a power of attorney or similar authority other than in connection with tax audits or the S-4;

          (k) make any material investment by merger, purchase of stock or securities, contributions to capital, property transfers, or otherwise in any other Person;

          (l) amend, modify, or terminate, except in accordance with its terms, any Corporation Scheduled Contract or enter into any agreement, contract or Understanding that, if in effect on the date hereof, would be a Corporation Scheduled Contract;

          (m) sell, lease, mortgage, pledge or otherwise dispose of any of its assets (other than as listed in Schedule 1.2) that are material, individually or in the aggregate, to the Corporation, except (i) in the ordinary course of business consistent with past practice (ii) as disclosed to the Partnership in writing prior to the date hereof; (iii) assets listed on Schedule 1.2 that are sold for reasonably equivalent value; and (iv) sales of land and homes in the ordinary course of business consistent with past practice;

          (n) take any action that would reasonably be expected to affect materially and adversely or to delay the ability of the Partnership or the Corporation to obtain any approvals, consents, or waivers required for the transactions contemplated by this Agreement or to affect materially and adversely the ability of the Corporation to perform its covenants or agreements under this Agreement on a timely basis; or

          (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.1.

          6.2  No Solicitation, Etc.
               ---------------------

          (a) The Corporation shall not, and shall cause its officers, directors, employees, agents, legal and financial advisors, and Affiliates not to, directly or indirectly, initiate or solicit any Alternative Transaction. The Corporation immediately shall cease and cause to be terminated any activities, discussions, or negotiations conducted prior to the date of this Agreement with any parties other than the Partnership with respect to any Alternative Transaction.

          (b) The Corporation shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors, and Affiliates not to, directly or indirectly, consider, recommend or accept any proposal to effectuate, or participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect, any Alternative Transaction; provided that the Corporation may provide information or undertake such discussions or negotiations in connection with or consider, recommend or accept an unsolicited, bona fide written offer from a Person other than the Partnership to effect an Alternative Transaction if the Board of Directors of the Corporation reasonably and in good faith determines, based on advice of its outside counsel, that the failure to provide such information to or undertake such discussions or negotiations with the Person submitting, or to consider, recommend or accept, such unsolicited written offer could cause the members of the Corporation's Board of Directors to breach their fiduciary duties under applicable laws.

          (c) The Corporation promptly shall communicate to the Partnership the terms of any proposal that it may receive in respect of any Alternative Transaction, and the

Corporation shall keep the Partnership informed as to the status of any actions, including negotiations or discussions or the provision of information, taken pursuant to subsection (b) of this Section 6.2.

          (d) In the event that the Corporation recommends or accepts, or executes any letter of intent, agreement in principle or definitive agreement concerning, any Alternative Transaction, (i) the Partnership shall be entitled to terminate this Agreement, and (ii) the Corporation shall make a payment to the Partnership of $1 million in cash upon consummation of the Alternative Transaction as to which the Partnership has exercised its termination right under Section 6.2(d)(i) or, if such Alternative Transaction is not consummated, upon consummation of any other Alternative Transaction (other than any other Alternative Transaction which is either (i) a sale by the Corporation of its capital stock which is not intended to and does not result in a change in control of the Corporation or (ii) a tender offer or exchange offer for less than 50% of the Corporation's outstanding stock which is not solicited or encouraged by the Corporation's Board of Directors) that is consummated within 12 months following the date on which the Partnership exercised its termination right under Section 6.2(d)(i).

          6.3  Affirmative Conduct of the Corporation Prior to Effective Time.
               --------------------------------------------------------------
Between the date hereof and the Effective Time, the Corporation shall:

          (a) use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with customers, suppliers, lenders, employees, and others having business relationships with the Corporation;

          (b) use commercially reasonable efforts to keep in full force and effect all of the existing material permits, entitlements and licenses of the Corporation;

          (c) use commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its respective business operations;

          (d) perform its material contractual obligations and not become in material default on any thereof;

          (e) duly and timely file all reports and returns required to be filed with any federal, state, or local governmental authority, unless any extensions have been duly granted by such authority;

          (f) duly observe and substantially comply with and perform all material obligations and duties imposed by all federal and state laws, and rules, regulations, and orders imposed by federal or state governmental authorities;

          (g) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          (h) promptly advise the Partnership in writing of any event or any other transaction within the Corporation's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding Corporation Stock prior to the record date fixed for the Stockholders' Meeting or any adjournment thereof to approve this Agreement and the transactions contemplated hereby;

          (i) promptly notify the Partnership regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of the Corporation, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of the Corporation;

          (j) furnish to the Partnership, as soon as practicable, and in any event within fifteen days after it is prepared, (i) a copy of any material report submitted to the Board of Directors or any committee thereof of the Corporation, provided, however, that the Corporation need not furnish to the Partnership commnications from the Corporation's financial adivisor concerning the Merger (other than those referred to or included in the S-4) or communications of the Corporation's legal counsel regarding the Corporation's rights and obligations under this Agreement or the transactions contemplated hereby or books, records, and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, filings, certificates, correspondence, and other documents filed with or received from the SEC or any other governmental agency or regulatory authority, to the extent permitted by law (and the Corporation shall use its reasonable best efforts to obtain any waiver or consent necessary to provide such materials under applicable law), (iii) such other existing reports as the Partnership may reasonably request relating to the Corporation, and (iv) all proxy statements, information statements, financial statements, reports, letters, and communications sent by the Corporation to its stockholders or other security holders;

          (k) promptly notify the Partnership of any fact or event that does or could reasonably be expected to cause the Corporation Schedules to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date;

          (l) use commercially reasonable efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit, or release that is material to the business of the Corporation or that is contemplated or required to be obtained by the Corporation in connection with this Agreement or the Merger, without the imposition of materially burdensome conditions;

          (m) promptly notify the Partnership of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation or similar proceeding, and of any information acquired by the Corporation concerning any material claims asserted or threatened against the Corporation or any of its assets; and

          (n) prepare and timely file all tax returns and amendments thereto required to be filed by the Corporation on or before the Effective Time. The Partnership shall have a reasonable opportunity to review all such returns and amendments thereto on a pre-filing basis. The Corporation shall discharge all taxes, assessments and governmental charges in the nature of taxes upon or against it or any of its properties or assets, and all tax liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of the Corporation; and (ii) the Corporation shall have set aside on its books appropriate reserves relating thereto, if any.

          6.4  Access to Information.  The Corporation will afford the
               ---------------------
Partnership and its representatives, counsel, accountants, agents, and employees access during normal business hours to all of the Corporation's businesses, operations, properties, books, files, and records, other than (a) books, records, and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records, and documents that the Corporation is legally obligated to keep confidential. Such right of access shall be exercised by the Partnership in such manner as to minimize any disruption of, or interference with, the normal business operations of the Corporation. Upon the request of the Partnership, the Corporation will request that the independent auditors of the Corporation provide reasonable access to auditors' work papers with respect to the businesses and properties of the Corporation, including tax accrual work papers prepared for the Corporation during the preceding sixty (60) months. No examination or review conducted by the Partnership under this Section 6.4 shall constitute a waiver or relinquishment on the part of the Partnership of the right to rely upon the representations and warranties made by Corporation herein; provided, that the Partnership shall disclose in writing to the Corporation any fact or circumstance it may discover that the Partnership believes renders any representation or warranty made by the Corporation hereunder incorrect in any respect. The Partnership covenants and agrees that it and its representatives, counsel, accountants, agents, and employees will hold in strict confidence all documents and information concerning the Corporation so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the S-4 or Proxy Statement), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to the Corporation.

          6.5  Notices.  The Corporation will promptly notify the Partnership of
               -------
any event of which the Corporation obtains knowledge which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Corporation or in the event that the Corporation determines that it is or is likely to become unable to fulfill any of the conditions to the performance of the Partnership's obligations hereunder, as set forth in Articles IX or XI herein.

          6.6  Stockholders' Meeting.  The Corporation will take all action
               ---------------------
necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Corporation shall, except to the extent it is advised by its outside counsel that to do so could constitute a violation of its fiduciary duties, recommend that the Corporation's stockholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of the Corporation shall, except to the extent it is advised by its outside counsel that to do so could constitute a violation of its fiduciary duties, use its reasonable best efforts (including if the Partnership so requests the retention of a proxy solicitation firm and an information agent) to obtain the requisite vote of its stockholders to approve this Agreement and the transactions contemplated hereby.

          6.7  Termination of Corporation Stock Option Plan.  The Corporation
               --------------------------------------------
will take all steps necessary to cause the Corporation Stock Option Plan to be terminated as of or prior to the Effective Time.


                                  ARTICLE VII

                          COVENANTS OF THE PARTNERSHIP
                      PENDING EFFECTIVE TIME OF THE MERGER

          The Partnership covenants and agrees with Corporation as follows:

          7.1  Limitation on the Partnership's Conduct Prior to Effective Time.
               ---------------------------------------------------------------
Between the date hereof and the Effective Time, except as contemplated by this Agreement, the Partnership will conduct its businesses only in the normal and customary manner and in accordance with sound business practices, and the Partnership shall not, without the prior written consent of the Corporation (which shall not be unreasonably withheld or delayed):

          (a) take any action that would cause the number of Partnership Units outstanding immediately prior to the Effective Time to exceed 7,500,000, or (except for the warrants referred to in Section 5.1) issue any rights, options, or other securities that would entitle any Person to acquire any Partnership Units or Class B Units; purchase, redeem or otherwise acquire Partnership Units; or make any cash or other distributions to holders of Partnership Units or Class B Units other than normal cash distributions to holders of Partnership Units, and normal cash distributions and payment of fees to the General Partner, in the ordinary course of business consistent with past practice;

          (b) change any of the Partnership's accounting policies, except such changes as may be required by the Financial Accounting Standards Board;

          (c) make any material investment by merger, purchase of stock or securities, contributions to capital, property transfers, or otherwise in any other Person;

          (d) take any action that would reasonably be expected to affect adversely or delay the ability of the Corporation or the Partnership to obtain any approvals, consents, or waivers required for the transactions contemplated by this Agreement or to affect adversely the ability of the Partnership to perform its covenants or agreements under this Agreement on a timely basis;

          (e) amend the Limited Partnership Agreement or Certificate of Limited Partnership of the Partnership (except as provided in Section 2.8) without the prior written approval of the Corporation (which approval shall not be unreasonably withheld or delayed); or

          (f) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.1.

          7.2  Affirmative Conduct of the Partnership Prior to Effective Time.
               --------------------------------------------------------------
Between the date hereof and the Effective Time, the Partnership shall:

          (a) use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with customers, suppliers, lenders, and others having business relationships with the Partnership;

          (b) use commercially reasonable efforts to keep in full force and effect all of the existing material permits, entitlements and licenses of the Partnership;

          (c) perform its material contractual obligations and not become in material default on any thereof;

          (d) duly and timely file all reports and returns required to be filed with any federal, state, or local governmental authority, unless any extensions have been duly granted by such authority;

          (e) duly observe and substantially comply with and perform all material obligations and duties imposed by all federal and state laws, and rules, regulations, and orders imposed by federal or state governmental authorities;

          (f) promptly notify the Corporation regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities arising from the Partnership;

          (g) furnish to the Corporation, as soon as practicable, (i) copies of all reports, filings, certificates, correspondence, and other documents filed with or received from the SEC or any other governmental agency or regulatory authority pertaining to the transactions contemplated hereby, to the extent permitted by law (and the Partnership shall use its reasonable best efforts to obtain any waiver or consent necessary to provide such materials under applicable law), (ii) all proxy statements, information statements, financial statements, reports, letters, and communications sent by the Partnership to its unitholders, and (iii) a copy of any material report concerning the Partnership submitted to the Partnership or to the Board of Directors of the General Partner, or any committee thereof, provided, however, that there need not be furnished to the Corporation communications from the Partnership's financial adivisor concerning the Merger (other than those referred to or included in the S-4) or communications of legal counsel regarding the Partnership's rights and obligations under this Agreement or the transactions contemplated hereby or books, records, and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product;

          (h) promptly notify the Corporation of any fact or event that does or could reasonably be expected to cause the Partnership Schedules to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date;

          (i) use commercially reasonable efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit, or release that is material to the business of the Partnership or that is contemplated or required to be obtained by the Partnership in connection with this Agreement or the Merger, without the imposition of materially burdensome conditions; and

          (j) promptly notify the Corporation of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation or similar proceeding, and of any information acquired by the Partnership concerning any material claims asserted or threatened against the Partnership or any of its assets.

          7.3  Access to Information.  The Partnership will afford the
               ---------------------
Corporation and its representatives, counsel, accountants, agents, and employees access during normal business hours to all of the Partnership's businesses, operations, properties, books, files, and records, other than (a) books, records, and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records, and documents that the Partnership is legally obligated to keep confidential. Such right of access shall be exercised by the Corporation in such manner as to minimize any disruption of, or interference with, the normal business operations of the Partnership. Upon the request of the Corporation, the Partnership will request that the independent auditors of the Partnership provide reasonable access to auditors' work papers with respect to the businesses and properties of the Partnership, including tax accrual work papers prepared for the Partnership during the preceding sixty (60) months. No examination or review conducted by the Corporation under this Section 7.3 shall constitute a waiver or relinquishment on the part of the Corporation of the right to rely upon the representations and warranties made by Partnership herein; provided, that the Corporation shall disclose in writing to the Partnership any fact or circumstance it may discover that the Corporation believes renders any representation or warranty made by the Partnership hereunder incorrect in any respect. The Corporation covenants and agrees that it and its representatives, counsel, accountants, agents, and employees will hold in strict confidence all documents and information concerning the Partnership so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the S-4 or Proxy Statement), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to the Partnership.

          7.4  Notices.  The Partnership will promptly notify the Corporation of
               -------
any event of which the Partnership obtains knowledge which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Partnership or in the event that the Partnership determines that it is or is likely to become unable to fulfill any of the conditions to the performance of the Corporation's obligations hereunder, as set forth in Articles IX or X herein.

          7.5  Unitholders' Meeting.   The Partnership will take all action
               --------------------
necessary in accordance with applicable law and its Limited Partnership Agreement to convene a meeting of its unitholders to consider and vote upon this Agreement and the transactions contemplated hereby, and the amendments to its Certificate of Limited Partnership and Limited Partnership Agreement contemplated by Section 2.8.

                                  ARTICLE VII

                              ADDITIONAL COVENANTS

          8.1  Regulatory Matters.
               ------------------

          (a) The Partnership and the Corporation shall promptly prepare and the Partnership shall file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Partnership shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Corporation and Partnership shall promptly thereafter mail the Proxy Statement to their respective stockholders and unitholders. The Partnership shall also use reasonable efforts to obtain any necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and obtain the approval for listing on the NYSE of the Depositary Units to be issued in the Merger. Each party shall immediately notify the other party in writing in the event that such party becomes aware that the S-4 or Proxy Statement at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or that the S-4 or the Proxy Statement otherwise is required to be amended or supplemented, which notice shall specify, in reasonable detail, the circumstances thereof.

          (b) The parties hereto shall cooperate with each other and use reasonable efforts to prepare and file promptly all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals, and authorizations of all third parties and governmental agencies and regulatory authorities that are necessary or advisable to consummate the transactions contemplated by this Agreement and (subject to Sections 11.4 and 11.5) to comply with the terms and conditions of all such permits, consents, approvals, and authorizations and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Partnership or the Corporation, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals, and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (c) The Partnership and the Corporation shall, upon request, furnish each other with all information concerning themselves, their respective partners, directors, officers, and stockholders or unitholders, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or the S-4 or any other statement, filing, notice, or application made by or on behalf of the Partnership or the Corporation to the SEC or any other governmental authority in connection with the transactions contemplated by this Agreement.

          (d) The Partnership and the Corporation shall promptly advise each other upon receiving any communication from any Person whose consent or approval is required for consummation of the transactions contemplated by this Agreement which seeks to impose material conditions upon the grant of such approval or consent, or which causes such party to believe that there is a reasonable likelihood that such consent or approval will not be obtained, or that the receipt thereof will be delayed beyond June 15, 1998.

          8.2  Certain Legal Impediments to Merger.  The Partnership and the
               -----------------------------------
Corporation each agree to use commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to use commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

          8.3  Additional Agreements; Parties.  Subject to the terms and
               ------------------------------
conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly or cause to be done promptly, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents, and approvals from other Persons, effecting all necessary registrations, applications, and filings and (subject to Sections 11.4 and 11.5) obtaining any required contractual consents and regulatory approvals.

          8.4  Publicity.  The initial press release announcing this Agreement
               ---------
shall be a joint press release or dual press releases, which in either case shall (subject to the proviso in the last sentence of this Section 8.4) be issued only with the prior approval of the other party as to the content and timing thereof. Thereafter the Partnership and the Corporation shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental authority or with any national securities exchange with respect thereto. Neither party shall issue any such press release or public statement concerning the transactions contemplated hereby without the prior approval of the other party, which shall not be unreasonably withheld or delayed; provided that if either party hereto, on the advice of counsel, determines that a disclosure is required by law, it may make such disclosure without the approval of the other party, but only after affording such party a reasonable opportunity to review and comment upon the disclosure.

          8.5  Affiliates Agreements and Stability Agreements.
               ----------------------------------------------

          (a) At least 40 days prior to the anticipated Closing Date, the Corporation after consulting with its counsel shall deliver to the Partnership a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Corporation, "affiliates" of Corporation for purposes of Rule 145 under the Securities Act, and the Corporation shall update that letter as of the Closing Date. The Corporation shall use all reasonable efforts to cause each such affiliate to deliver to the Partnership at or prior to the Closing Date a written "Affiliates" agreement, substantially in the form of Exhibit A.

          (b) Prior to the Closing Date, the Corporation shall use all reasonable efforts to cause each Person or group of Persons who holds five percent (5%) or more of the Corporation Stock (regardless of whether such Person is an "affiliate") to deliver to the Partnership an agreement (a "Stability Agreement") to the effect that during the six (6) month period following the Merger such Person or group will not sell Partnership Units received in the Merger.

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO THE MERGER

          The obligations of each party hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

          9.1  Stockholder and Unitholder Approval.  The transactions
               -----------------------------------
contemplated hereby shall have received all requisite approvals of the stockholders of the Corporation and the unitholders of the Partnership.

          9.2  No Judgments or Orders.  No judgment, decree, injunction, order,
               ----------------------
or proceeding shall be outstanding by any governmental agency or entity or any regulatory authority or court which prohibits, enjoins or restrains consummation of the Merger or the other transactions contemplated by this Agreement.

          9.3  Regulatory Approvals.  To the extent required by applicable law
               --------------------
or regulation, there shall have been obtained or granted all approvals, waivers, or consents of any governmental agency or regulatory authority necessary for consummation of the Merger and the transactions contemplated hereby, all such approvals, waivers, or consents shall remain in full force and effect, and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied, and there shall be in effect no statute, rule, or regulation that prohibits or makes illegal consummation of the Merger.

          9.4  Tax Matters.  The Partnership and the Corporation shall have
               -----------
received an opinion in a form reasonably satisfactory to each of them to the effect that the Merger will not disqualify the Surviving Entity from qualifying as an "Electing 1987 Partnership" under Section 7704(g) of the Code, from each of Carlsmith Ball Wichman Case & Ichiki, counsel to the Partnership, and Brobeck, Phleger & Harrison LLP, special tax counsel to the Partnership.

          9.5  S-4 and Proxy Statement.  The S-4 shall have become effective
               -----------------------
under the Securities Act and shall not be subject to any stop order or proceeding seeking a stop order and copies of the Proxy Statement shall have been timely mailed.

          9.6  NYSE Listing.  The Depositary Receipts issuable to holders of
               ------------
Corporation Stock upon consummation of the Merger shall have been duly authorized for listing on the NYSE, subject to official notice of issuance.

                                   ARTICLE X

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE CORPORATION

          All of the obligations of the Corporation to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Corporation:

          10.1 Legal Opinion.  The Corporation shall have received the opinion
               -------------
of counsel to the Partnership reasonably satisfactory to the Corporation, dated as of the Closing Date, as to the matters set forth in Exhibit B hereto.

          10.2 Representations and Warranties; Performance of Covenants.  All
               --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by the Partnership at or before the Closing Date shall have been complied with and performed in all material respects; and the representations and warranties of the Partnership contained herein shall have been true and correct in all material respects on and as of the date of this Agreement (or on the date when made in the case of a representation or warranty which by its express provisions is made with respect to a date prior to the date of this Agreement), and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, provided that representations and warranties that are made as of a specific date need be true in all material respects only as of such date.

          10.3 Authorization of Merger and Amendments to Limited Partnership
               -------------------------------------------------------------
Agreement.  All actions necessary to authorize the execution, delivery and
---------
performance of this Agreement by the Partnership, and the consummation of the transactions contemplated hereby, including the adoption and effectiveness of the amendments to the Limited Partnership Agreement and Certificate of Limited Partnership contemplated by Section 2.8, shall have been duly and validly taken by the General Partner and unitholders of the Partnership, as required by its governing documents and by applicable law.

          10.4 Absence of Certain Changes.  Between the date of this Agreement
               --------------------------
and the Effective Time, there shall not have occurred any change or event (other than changes or events resulting from non-catastrophic weather conditions) that has had or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Partnership, including without limitation any such material adverse effect resulting from changes to the health or nut-bearing capacity of the orchards owned or leased by the Partnership.

          10.5 Certificates.  There shall have been delivered to the Corporation
               ------------
on the Closing Date (i) a certificate dated the Closing Date and executed by the Chief Executive Officer and the Chief Financial Officer of the General Partner of the Partnership certifying compliance with all of the provisions of Sections 10.2, 10.3 and 10.4; (ii) a certificate of the Secretary of the General Partner attaching and certifying the adoption and continued effectiveness of all resolutions of the Board of Directors of the General Partner authorizing this Agreement, the Merger and the transactions contemplated hereby, certifying that the unitholders of the Partnership have approved the Merger and the amendments to the Limited Partnership Agreement, and certifying the incumbency and signatures of the officers of the General Partner; and (iii) certificates issued by the Department of Commerce and Consumer Affairs of the State of Hawaii and the Secretary of State of the State of Delaware, each dated not earlier than two
(2) days prior to the Closing Date, certifying the valid existence and good standing of the General Partner and the Partnership, respectively.

                                   ARTICLE XI

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTNERSHIP

          All of the obligations of the Partnership to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by the Partnership:

          11.1 Legal Opinion.  The Partnership shall have received the opinion
               -------------
of counsel to the Corporation reasonably satisfactory to the Partnership, dated as of the Closing Date, as to the matters set forth in Exhibit C hereto.

          11.2 Representations and Warranties; Performance of Covenants.  All
               --------------------------------------------------------
the covenants, terms, and conditions of this Agreement to be complied with and performed by Corporation at or before the Closing Date shall have been complied with and performed in all material respects; and the representations and warranties of the Corporation contained herein shall have been true and correct in all material respects on and as of the date of this Agreement (or on the date when made in the case of a representation or warranty which by its express provisions is made with respect to a date prior to the date of this Agreement), and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, provided that representations and warranties that are made as of a specific date need be true in all material respects only as of such date.

          11.3 Authorization of Merger.  All actions necessary to authorize the
               -----------------------
execution, delivery and performance of this Agreement by the Corporation, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Board of Directors and stockholders of the Corporation, as required by its governing documents and by applicable law.

          11.4 Absence of Conditions.  There shall not be any action taken by
               ---------------------
any governmental entity or agency or regulatory authority in connection with the grant of any approval, waiver, or consent referred to in Section 9.3, or any statute, rule, regulation or order enacted, entered, proposed, or deemed applicable to the Merger, which does or would impose any condition or restriction upon the Corporation, the Partnership or the Surviving Entity that the Partnership reasonably determines in the good faith exercise of its business judgment is or would be materially burdensome to any such entity.

          11.5 Third Party Consents.  The Corporation and the Partnership shall
               --------------------
have obtained all consents of other parties to their material mortgages, notes, leases, franchises, agreements, licenses, and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach, or loss of rights or benefits thereunder, and no such consent shall impose any condition or restriction on the Corporation, the Partnership or the Surviving Entity that the Partnership reasonably determines in the good faith exercise of its business judgment is or would be materially burdensome to any such entity.

          11.6 Absence of Certain Changes.  Between the date of this Agreement
               --------------------------
and the Effective Time, there shall not have occurred any change or event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Corporation.

          11.7 Certificates.  There shall have been delivered to the Partnership
               ------------
on the Closing Date (I) a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Corporation certifying compliance with all of the provisions of Sections 11.2, 11.3, 11.5 (insofar as it pertains to the Corporation) and 11.6; (ii) a certificate of the Secretary of the Corporation attaching and certifying the adoption and continued effectiveness of all resolutions of the Corporation's Board of Directors authorizing this Agreement, the Merger and the transactions contemplated hereby, certifying that the stockholders of the Corporation have approved the Merger, and certifying the incumbency and signatures of the officers of the Corporation; and (iii) a certificate issued by the Secretary of State of the State of Delaware dated not earlier than two (2) days prior to the Closing Date certifying the valid existence and good standing of the Corporation.

          11.8  Blue Sky Matters.  The issuance of Partnership Units in the
                ----------------
Merger shall have been qualified or registered with the appropriate governmental entity under any applicable state securities or Blue Sky laws, and such qualifications or registrations shall be in effect on the Closing Date, if required by such laws.

          11.9  Agreements.  Each of those Persons identified by the Corporation
                ----------
pursuant to Section 8.5(a) shall have executed and delivered to the Partnership agreements acceptable to the Partnership in substantially the form of Exhibit A.

          11.10 Stability Agreements.  Each of the Persons referred to in
                --------------------
Section 8.5(b) shall have executed and delivered to the Partnership a Stability Agreement reasonably acceptable to the Partnership.

          11.11 Loan Extension.  The Corporation shall have secured an extension
                --------------
of the maturity date of its existing credit facility with Bank of Hawaii to a date which is not earlier than August 31, 1998 without material adverse changes to the terms and conditions of such credit facility.

          11.12 Amendments to Partnership Agreement.  The amendments to the
                -----------------------------------
Partnership's Certificate of Limited Partnership and its Limited Partnership Agreement contemplated by Section 2.8 shall have been duly adopted by the Partnership's unitholders and made effective.

                                  ARTICLE XII

                                EMPLOYEE MATTERS

          12.1 Employee Retention.  Subject to the employee requirements of the
               ------------------
Surviving Entity, as determined in the sole good faith business judgment of the Partnership's General Partner, the Partnership shall endeavor to provide employment at the Effective Time to all current employees of the Corporation, but nothing in this Agreement shall limit the discretion of the Surviving Entity as to retention of any such employees following the Effective Time.

          12.2 Employee Benefits.  Employee benefits provided to employees of
               -----------------
the Corporation who are retained by the Surviving Entity following the Effective Time shall, in the aggregate, be substantially equivalent to the employee benefits to which the Corporation's employees were entitled and that were in effect as of the date hereof. The General Partner shall also use reasonable efforts to cause the Partnership to adopt, and to obtain any requisite approval by the Partnership's unitholders of, a plan providing for issuance to the Surviving

Entity's employees of options to acquire Partnership Units, Partnership Unit appreciation rights, or similar equity-based compensation. Notwithstanding the foregoing, nothing herein contained shall require the Partnership to adopt or maintain any particular plan, program, policy, or arrangement following the Effective Time, except that unless otherwise agreed by the parties prior to the Effective Time, the Partnership shall assume the Corporation's existing 401(k) plan.

          12.3 Prior Service Credit.  Employees of the Corporation who become
               --------------------
participants in any employee benefit plan, practice, or policy of the Surviving Entity shall be given credit thereunder for all service prior to the Effective Time with the Corporation, or any predecessor employer (to the extent such credit was given by the Corporation), for purposes of eligibility and vesting, for determination of benefits such as vacation and sick leave allowances, and for such other purposes, if any for which such service is either taken into account or recognized by the Surviving Entity.

          12.4 Indemnification of Directors and Officers.  The Partnership
               -----------------------------------------
agrees that all rights to indemnification or exculpation existing as of December 1, 1997 in favor of the directors and officers of the Corporation as provided in its certificate of incorporation, bylaws, or in any indemnification agreements or arrangements listed and identified as such on the Corporation Schedules shall, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect for a period of six years following the Effective Time.

                                  ARTICLE XII

                                  TERMINATION

          13.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Effective Time of the Merger upon the occurrence of any of the following:

          (a) by the mutual consent of the Partnership and the Corporation if the Board of Directors of the Corporation and of the General Partner of the Partnership so determine;

          (b) by the Corporation or the Partnership, if the Board of Directors of the Corporation or of the General Partner of the Partnership so determines, if any governmental authority or regulatory agency shall have denied any approval, waiver, or consent required for consummation of the Merger and such denial has become final and nonappealable;

          (c) by the Partnership, if the Board of Directors of its General Partner so determines, if (i) the Corporation's Board of Directors fails to recommend approval of the Agreement to the stockholders of the Corporation or withdraws, revokes, or materially modifies its recommendation in a manner adverse to the Partnership; (ii) the stockholders of the Corporation fail to approve the Agreement at the Stockholders' Meeting; or
(iii) there occurs a material breach by the Corporation of any representation, warranty, or agreement contained herein which is not cured or not curable within thirty (30) days after written notice of such breach is given to the Corporation (but in the case of such event that is curable within such 30-day period, this Agreement shall not be terminated pursuant to this Section 13.1(c) or Section 13.1(e) unless such 30-day period has first elapsed);

          (d) by the Corporation, if its Board of Directors so determines, (i) in the event of a material breach by the Partnership of any representation, warranty, or agreement contained herein which is not cured or not curable within thirty (30) days after written notice of such breach is given to the Partnership (but in the case of such event that is curable within such 30-day period this Agreement shall not be terminated pursuant to this Section 13.1(d) or Section 13.1(e) unless such 30-day period has first elapsed); or (ii) in the event the unitholders of the Partnership fail to approve the Agreement and the amendments to the Agreement of Limited Partnership at the Unitholders' Meeting; or

          (e) by the Partnership or the Corporation, if the Board of Directors of the Corporation or of the General Partner of the Partnership so determines, in the event that the Merger is not consummated on or prior to June 30, 1998 (except that such date shall be extended until August 31, 1998 (i) upon the request of the Partnership's General Partner, if the Corporation's Board of Directors consents thereto (which consent shall not be unreasonably withheld) if necessary to obtain approval of the Partnership's unitholders; or (ii) upon the request of the Corporation, if the Partnership's General Partner consents thereto, if necessary to obtain the approval of the Corporation's stockholders, provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this Section 13.1(e) if the failure to consummate the Merger by such time is due to the breach of any representation, warranty or agreement in this Agreement by the party seeking to terminate;

          (f) by the Partnership or Corporation, if the Board of Directors of the Corporation or of the General Partner of the Partnership so determines, if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final and nonappealable permanent order or injunction enjoining, or otherwise prohibiting the consummation of the Merger and the time for appeal or petition for reconsideration of such order or injunction shall have expired without such appeal or petition being granted;

          (g) by the Board of Directors of the Partnership's General Partner, in accordance with Section 6.2(d).

          13.2 Effect of Termination.  If this Agreement is terminated pursuant
               ---------------------
to this Article XIII, this Agreement shall be void and have no further effect, except that no termination of this Agreement under this Article XIII for any reason or in any manner shall release, or be construed as so releasing, the Corporation or the Partnership from its or their respective obligations, (a) under the last sentence of Section 6.4, the last sentence of

Section 7.3, or under Sections 6.2(d) or 14.1 hereof, or (b) from any liability or damage to the other party hereto arising out of in connection with or otherwise relating to, directly or indirectly, said party's intentional breach, default or failure to perform any of its covenants, agreements, duties or obligations arising hereunder.

                                  ARTICLE XIV

                                 MISCELLANEOUS

          14.1 Expenses. Each party hereto shall pay its own costs and expenses,
               --------
including but not limited to those of its attorneys and accountants, in connection with this Agreement and the transactions contemplated hereby; provided that if the Merger is not consummated the costs of printing, filing and mailing the S-4 and the Proxy Statement shall be divided equally between the parties and each party shall upon demand promptly reimburse the other for any amounts owed by reason of this Section 14.1.

          14.2 Notices.  Any notice, request, instruction or other document to
               -------
be given hereunder by any party hereto to another shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:


To Corporation:     C. Brewer Homes, Inc.
                    255-A East Waiko Road
                    Wailuku, Hawaii  96793
                    Attention:  Seth A. Bakes
                    Facsimile Number:  (808) 242-5316


With copies to:     Goodsill Anderson Queen & Stifel
                    1099 Alakea Street, Suite 1800
                    Honolulu, HI 96813
                    Attention: David J. Reber, Esq.
                    Facsimile Number:  (808) 547-5880

To the Partnership: Mauna Loa Macadamia Partners, L.P.
                    827 Fort Street
                    Honolulu, Hawaii  96813
                    Attention: Kent T. Lucien
                    Facsimile Number: (808) 547-5880


With copies to:     Carlsmith Ball Wichman Case & Ichiki
                    Pacific Tower, Suite 2200
                    1001 Bishop Street
                    Honolulu, Hawaii  96813
                    Attention:  William E. Atwater, Esq.
                    Facsimile Number:  (808) 523-0842

          Any such notice, request, instruction, or other document shall be deemed received on the date delivered personally or sent by facsimile transmission, or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the Persons shown above may change its address for purposes of this Section by giving notice in accordance herewith.

          14.3 Successors and Assigns.  All terms and conditions of this
               ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors, and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties, and obligations of the parties hereto may not be assigned or delegated by either party hereto without the prior written consent of the other party hereto.

          14.4 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which, taken together, shall constitute one original document.

          14.5 Effect of Representations and Warranties.  The representations
               ----------------------------------------
and warranties of Corporation and the Partnership contained in this Agreement shall terminate immediately after the Effective Time.

          14.6 Third Parties.  Except for Sections 12.3 and 12.4, this Agreement
               -------------
shall not benefit or create any right or cause of action on the part of any Person other than the Partnership and the Corporation.

          14.7 Schedules; Exhibits; Integration.  This Agreement, together with
               --------------------------------
the Schedules and exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, except that the existing Confidentiality Agreement between the parties shall remain in effect. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information specifically referring to said representation that is set forth in any Schedule.

          14.8  Governing Law. This Agreement shall be governed by, and
                -------------
interpreted in accordance with, the laws of the State of Delaware (however, not to the exclusion of any applicable Federal law), without regard to Delaware statutes or judicial decisions regarding choice of law questions.

          14.9  Captions.  The captions contained in this Agreement are for
               --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

          14.10 Severability.  If any portion of this Agreement shall be deemed
                ------------
by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein without a materially adverse impact on the financial or business benefits to the parties hereto that would otherwise be provided by this Agreement.

          14.11 Waiver, Modification and Amendment. Prior to the Effective Time,
                ----------------------------------
any provision of this Agreement may be waived by the party benefitted by that provision or by both parties. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition. Except as otherwise required by law, and except that the Exchange Ratio may not be reduced (other than pursuant to the adjustment provisions set forth in Section 2.3) without the approval of the stockholders of the Corporation, this Agreement may be modified, amended or terminated, and any waiver may be given, on behalf of the Corporation or the Partnership by action of the Board of Directors of the Corporation or of the General Partner of the Partnership, respectively, without action by their respective stockholders or unitholders and whether before or after the meetings of such stockholders and unitholders contemplated hereby. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents. Except as otherwise required by law, any reference herein to action by the Corporation or the Partnership shall mean action by or pursuant to authorization of the Board of Directors of the Corporation or the Board of Directors of the Partnership's General Partner, respectively.

          14.12 Attorney's Fees.  In the event either party to this Agreement
                ---------------
brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach by such other party of any duty or obligation created hereunder, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, reasonable legal fees and court costs (whether or not taxable as such).

          14.13 Jury Waiver.  THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY
                -----------
MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                    MAUNA LOA MACADAMIA PARTNERS, L.P.

                    By: MAUNA LOA RESOURCES INC.
                        Its General Partner


                    By: /s/ Kent T. Lucien
                        ---------------------------------------------
                          Name: Kent T. Lucien
                          Title:   President
                                                                   "Partnership"


                    C. BREWER HOMES, INC.


                    By: /s/ Seth A. Bakes
                        ----------------------------------------------
                         Name: Seth A. Bakes
                         Title:   President
                                                                   "Corporation"

                                   EXHIBIT A
                                   ---------

                             AFFILIATE'S AGREEMENT
                             ---------------------



Mauna Loa Macadamia Partners, L.P.
P.O. Box 1826
Honolulu, Hawaii   96805

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Merger, dated as of December __, 1997 (the "Merger Agreement"), by and between Mauna Loa Macadamia Partners, L.P. (the "Partnership") and C. Brewer Homes, Inc. (the
"Corporation"), which Merger Agreement provides for the merger of the Corporation with and into the Partnership (the "Merger"). Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

          In the Merger, shares of the Corporation's common stock will be converted into the right to receive Partnership Units. I have been informed that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that I may be deemed to be an "affiliate" of the Corporation within the meaning of Rule 145; and that, accordingly, the Partnership Units I acquire in connection with the Merger may only be disposed of in conformity with the provisions hereof.

          1.   I represent, warrant and agree as follows:

               a. I have full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform my obligations hereunder.

               b. I will not sell, transfer or dispose of any Partnership Units which I acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such Units and other securities being referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 hereof, or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that I may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the Partnership Units except as provided herein).

               c. I have consulted such legal and financial counsel as I have deemed appropriate in connection with the execution of this Affiliate's Agreement.

          2. I understand that the Partnership is under no obligation to register the sale, transfer or other disposition of the Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make available an exemption from registration requirements of the Securities Act.

          3. The Partnership acknowledges that the provisions of Section 1(b) of this Affiliate's Agreement will be satisfied as to any sale by me of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for the Partnership reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by the Partnership in connection with a proposed disposition, I shall furnish to the Partnership a copy of a "no action" letter or other communication from the staff of the SEC or an opinion of counsel in form and substance satisfactory to the Partnership and its counsel, to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

          4. I also understand that stop transfer instructions will be given to the Partnership's transfer agent with respect to the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND HAWAII LAND & FARMING COMPANY, L.P., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HAWAII LAND & FARMING COMPANY, L.P., "

          The Partnership agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with, and further, after the expiration of 12 months from the date the Restricted Securities issued in the Merger were acquired from the Partnership, upon request, the Partnership will remove such legend.

          5. This Affiliate's Agreement shall be binding upon and enforceable against my administrators, executors, representatives, heirs, legatees, devisees, successors, assigns and any pledgee holding the Restricted Securities as collateral.

          6. In the event any party to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

          7. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

          IN WITNESS WHEREOF, I have executed the foregoing Affiliate's Agreement this ___day of ________________, 1998.

                                              Very truly yours,


                                              ---------------------------------
                                              Name:



Agreed to and accepted this
__________ day of __________________, 1998:

MAUNA LOA MACADAMIA PARTNERS, L.P.



By: _________________________________________
      Title:

                                   EXHIBIT B


                  FORM OF OPINION OF THE PARTNERSHIP'S COUNSEL
                  --------------------------------------------



          The opinion of counsel required by Section 10.1 of the Agreement and Plan of Merger (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to the Corporation and shall contain opinions to the effect set forth below. (All capitalized terms not otherwise defined herein have the meanings specified in the Agreement).

          1. Any consent or approval of, notice to or filing with, and any waiting period imposed by, any governmental agency or regulatory authority which is required or applicable under Delaware, Hawaii or Federal law in connection with the execution and delivery of the Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated thereby has been obtained as specified in such opinion, or has expired.

          2. The portion of the S-4 (including the Proxy Statement and any amendments or supplements thereto) relating to the Partnership as of the effective date of the S-4 and as of the date of mailing of the Proxy Statement and the respective dates of the Stockholders' Meeting and Unitholders' Meeting, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and all applicable rules and regulations thereunder (except no opinion need be expressed as to operating statistics, financial statements, financial schedules or other financial or statistical data, or as to material relating to and supplied by the Corporation).

          3. The amendments to the Partnership's Certificate of Limited Partnership and its Limited Partnership Agreement, as described in the S-4, have been duly adopted and are effective.

          4. The Partnership Units issuable to holders of Corporation Stock upon consummation of the Merger in the manner contemplated by the Agreement will be duly authorized, validly issued, fully paid and (except as otherwise provided by the Delaware RULPA) nonassessable.

          Counsel shall further state that although such counsel has not itself confirmed the accuracy or completeness of, or otherwise verified the information included in the S-4 or the Proxy Statement, on the basis of the information developed in the course of such counsel's performance of legal services for the Partnership in connection with the Agreement and in connection with preparation of the S-4 and Proxy Statement, including such counsel's participation in conferences with representatives of the Partnership and its auditors, such counsel has not become aware of any information which has caused such counsel to believe that the S-4, insofar as its contents relate to the Partnership (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein), as of its effective date, failed to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement (as amended or supplemented, if so amended or supplemented) insofar as its contents relate to the Partnership (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein) as of the date of mailing and as of the respective times of the Stockholders' Meeting and Unitholders' Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of the law of states in which such counsel is not admitted to practice, upon the opinion of counsel admitted to practice in such states, and as to matters of fact upon certificates of government officials, officers of the Partnership or of its General Partners and the Partnership's registrar and transfer agent. The opinion may be limited to matters of Delaware, Hawaii and Federal law, and such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as may be reasonably acceptable to the Corporation.

                                   EXHIBIT C


                  FORM OF OPINION OF THE CORPORATION'S COUNSEL
                  --------------------------------------------



          The opinion of counsel required by Section 11.1 of the Agreement and Plan of Merger (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to the Partnership and shall contain opinions to the effect set forth below. (All capitalized terms not otherwise defined herein have the meanings specified in the Agreement).

          1. The execution and delivery by the Corporation of the Agreement, the consummation of the transactions contemplated thereby, and compliance by the Corporation with the provisions thereof will not constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any Corporation Scheduled Contract or, to such counsel's knowledge, of any contract then in effect that, if in effect on the date of the Agreement, would constitute a Corporation Scheduled Contract.

          2. Any consent or approval of, notice to or filing with, and any waiting period imposed by, any governmental agency or regulatory authority which is required or applicable under Delaware, Hawaii or Federal law in connection with the execution and delivery of the Agreement by the Corporation and the consummation by the Corporation of the transactions contemplated thereby has been obtained as specified in such opinion, or has expired.

          3. The portion of the S-4 (including the Proxy Statement and any amendments or supplements thereto) relating to the Corporation as of the effective date of the S-4 and as of the date of mailing of the Proxy Statement and the respective dates of the Unitholders' Meeting' Meeting and Unitholders' Meeting, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and all applicable rules and regulations thereunder (except no opinion need be expressed as to operating statistics, financial statements, financial schedules or other financial or statistical data, or as to material relating to and supplied by the Partnership).

          4. To such counsel's knowledge, there are no Persons who should be deemed "affiliates" of the Corporation as of the time of the Stockholders' Meeting, other than those Persons identified pursuant to Section 8.5(a) of the Agreement.

          Counsel shall further state that although such counsel has not itself confirmed the accuracy or completeness of, or otherwise verified the information included in the S-4 or the Proxy Statement, on the basis of the information developed in the course of such counsel's performance of legal services for the Corporation in connection with the Agreement and in connection with preparation of the S-4 and Proxy Statement, including such counsel's participation in conferences with representatives of the Corporation and its auditors, such counsel has not become aware of any information which has caused such counsel to believe that the S-4, insofar as its contents relate to the Corporation (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein), as of its effective date, failed to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement (as amended or supplemented, if so amended or supplemented) insofar as its contents relate to the Corporation (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein) as of the date of mailing and as of the respective times of the Unitholders' Meeting' Meeting and Unitholders' Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of the law of states in which such counsel is not admitted to practice, upon the opinion of counsel admitted to practice in such states, and as to matters of fact upon certificates of government officials, officers of the Corporation and the Corporation's registrar and transfer agent. The opinion may be limited to matters of Delaware, Hawaii and Federal law, and such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as may be reasonably acceptable to the Partnership.

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